UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

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ABM Industries Incorporated
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551 Fifth Avenue, Suite 300
New York, New York 10176

February 1, 2010

Dear Fellow Shareholders:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of ABM Industries Incorporated in The Grand Terrace Ballroom at the Sofitel Hotel, 45 West 44th Street, New York, New York 10036, on Tuesday, March 2, 2010, at 10:00 a.m. At the meeting, shareholders will: (1) elect three directors to serve three-year terms until the 2013 Annual Meeting and until their successors are duly elected and qualified, (2) vote on the ratification of KPMG LLP as ABM’s independent registered public accounting firm for the current year, (3) approve the amendment of the 2004 Employee Stock Purchase Plan, and (4) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting in person, please take the time to vote on the Internet, by telephone or by mailing your proxy card. As explained in the Proxy Statement, you may revoke your proxy at any time before it is actually voted at the meeting.

Only shareholders of record at the close of business on January 13, 2010 will be entitled to vote at the meeting and any adjournments thereof. A list of shareholders on that date will be available for inspection by any shareholder for ten days prior to the meeting during normal business hours at ABM’s corporate headquarters located at 551 Fifth Avenue, Suite 300, New York, New York 10176. You may make an appointment to review the list of shareholders by telephoning (212) 297-0200.

If you plan to attend the meeting in person and vote at the meeting, please remember to bring a form of personal identification with you. If you are acting as a proxy for another shareholder, please bring appropriate documentation from the record owner for whom you are acting as a proxy. If you will need any special assistance at the meeting, please contact ABM at (212) 297-0200 prior to the meeting.

We look forward to seeing you at the meeting.

Maryellen C. Herringer Chairman of the Board of Directors	Henrik C. Slipsager President and Chief Executive Officer

551 Fifth Avenue, Suite 300
New York, New York 10176

2010 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MARCH 2, 2010
10:00 A.M.
NOTICE OF MEETING AND PROXY STATEMENT

YOUR VOTE IS IMPORTANT

ABM Industries Incorporated (“ABM” or the “Company”) will hold its 2010 Annual Meeting of Shareholders in The Grand Terrace Ballroom at the Sofitel Hotel, 45 West 44th Street, New York, New York 10036 on Tuesday, March 2, 2010, at 10:00 a.m. At the Annual Meeting, shareholders will: (1) elect three directors to serve three-year terms until the 2013 Annual Meeting and until their successors are duly elected and qualified, (2) vote on the ratification of KPMG LLP as ABM’s independent registered public accounting firm for the current year, (3) approve the amendment of the 2004 Employee Stock Purchase Plan, and (4) transact such other business as may properly come before the meeting.

If you are a shareholder of record, you may vote in any one of four ways: in person by attending the Annual Meeting, by Internet, by telephone, or by mail using the enclosed proxy card. Specific voting information is included under the caption “Voting Procedures.” Only shareholders of record at the close of business on January 13, 2010, are entitled to vote. On that day 51,871,551 shares of ABM common stock were outstanding. Each share entitles the holder to one vote.

The ABM Board of Directors asks you to vote in favor of the director nominees, the ratification of KPMG LLP as ABM’s independent registered public accounting firm and approve the amendment of the 2004 Employee Stock Purchase Plan. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about ABM from the 2009 Annual Report on Form 10-K and the 2009 Annual Report to Shareholders, as well as from additional documents that we have filed with the Securities and Exchange Commission that are available on ABM’s Web site at www.abm.com.

This Notice and Proxy Statement are dated February 1, 2010, and were first mailed, together with a proxy card, to shareholders on or about February 1, 2010.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on March 2, 2010.

The Proxy Statement, Annual Report on Form 10-K and Annual Report to Shareholders and the means to vote by Internet are available at www.proxyvote.com.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you as well as conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you can easily submit your shareholder vote online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by marking the appropriate box on your proxy card, or by selecting electronic delivery if you vote on the Internet, and following the enrollment instructions. If you are a beneficial holder, you may also have the opportunity to receive annual meeting materials electronically. Please check the information provided in the proxy materials mailed to you by your brokerage firm, bank or trustee.

You may contact Ms. Mimi Benderman at 212-297-0200 to obtain directions to the site of the Annual Meeting.

VOTING PROCEDURES

Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.

How to Vote

If you are a shareholder of record, you can save ABM expense by voting on the Internet or by telephone. The Internet and telephone procedures allow you to vote your shares and confirm that your instructions have been properly recorded. To vote on the Internet or by telephone simply follow the instructions on the proxy card. If you vote on the Internet or by telephone, you do not need to return your proxy card. If you properly sign and return the enclosed proxy card or follow the telephone or Internet instructions to vote, your shares will be voted at the Annual Meeting in accordance with your instructions. If you sign and return the proxy card but do not specify a choice, the proxy holders will vote the shares represented: (i) “For” the election of the nominees as directors, “For” the ratification of the independent registered public accounting firm, “For” the amendment of the 2004 Employee Stock Purchase Plan (“ESPP”), and (ii) in their discretion on other matters. You may revoke your proxy at any time before the voting at the Annual Meeting by delivering a written notice to the Secretary of ABM, submitting a later-dated proxy card, voting at a later date on the Internet or by telephone, or voting by ballot at the Annual Meeting. Voting by Internet and by telephone is not available after 11:59 p.m. Eastern Standard Time on March 1, 2010.

If your shares are held in the name of a bank or stockbroker, you may be able to vote on the Internet or by telephone by following the instructions on the proxy form you receive from your bank or broker. Under the current rules of the New York Stock Exchange (“NYSE”), if you hold your shares through a bank or brokerage firm and your broker delivers this Proxy Statement to you, the broker is entitled to vote your shares on the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker. The director nominee elections and Company proposal relating to the amendment of the ESPP to be voted on at the Annual Meeting are considered “non-routine” matters under the current rules of the NYSE. As such, brokers holding shares in street name for customers are prohibited from giving a proxy to vote those shares absent specific instructions from their customers. If you give instructions on how to vote to your bank or broker, you may later revoke the instructions by taking the steps described in the information that you receive from your bank or broker.

How the Votes Are Counted

Before the Annual Meeting can begin, a quorum must be present. A quorum is a majority of the shares outstanding and entitled to vote as of the record date, January 13, 2010. A quorum is based on the number of shares represented by the shareholders attending in person and by their proxy holders. If you return your proxy card, but indicate on the proxy card that you wish to withhold your votes on nominees for director or abstain from voting on the ratification of the independent registered public accounting firm and/or the approval of the amendment of the ESPP, your shares will still be counted as present in determining the quorum.

Your votes on the proposals will be counted as required by Delaware law and ABM’s Bylaws and as described below.

Proposal 1 — Election of Directors

The three persons who receive a plurality of the votes cast will be elected as directors. This means that the three director nominees with the most votes are elected. Only votes “For” affect the outcome. If you do not wish your shares to be voted for a particular nominee, you may withhold authority: (1) in the space provided on the proxy card or (2) as prompted during the telephone or Internet voting instructions. Withheld votes do not affect the voting calculation.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

Proposal 2 will be approved if the number of shares voted “For” exceeds the number of shares voted “Against.” Abstentions and broker non-votes, if any, have no effect.

Proposal 3 — Approval of the Amendment of the 2004 Employee Stock Purchase Plan

Proposal 3 will be approved if the number of shares voted “For” exceeds the number of shares voted “Against.” Abstentions and broker non-votes, if any, have no effect.

We encourage you to vote and to vote promptly. Voting promptly may save ABM the expense of a second mailing.

Confidential Voting

ABM has a confidential voting policy to protect its shareholders’ voting privacy. Under this policy, ballots, proxy cards and voting instructions returned by brokerage firms, banks and other holders of record are treated as confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions. These persons are not directors, officers or employees of ABM.

The proxy tabulator will disclose information taken from the ballots, proxy cards and voting instructions only: (1) in the event of a proxy contest, (2) as otherwise required by law, (3) if you request or authorize the disclosure of your vote, or (4) if ABM concludes that there is a dispute as to the authenticity of proxies, ballots or votes, or the accuracy of its tabulation.

Method and Cost of Soliciting and Tabulating Votes

The accompanying proxy is solicited on behalf of the ABM Board of Directors. ABM will bear the costs for the solicitation of proxies. Following the mailing of this Proxy Statement and proxy card, ABM directors, officers and employees may, for no additional compensation, solicit your proxy personally, by telephone, or by e-mail.

ABM will reimburse banks, brokers, and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials.

Broadridge Financial Solutions, Inc. will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

Householding

Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker. ABM does not use householding for the copies of the proxy statement that it delivers directly to shareholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS
VOTES “FOR” THE ELECTION OF THE
NOMINEES AS DIRECTORS

The Board is divided into three classes, serving staggered three-year terms. The Board currently has nine directors. The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2013: Luke S. Helms, Henry L. Kotkins, Jr. and William W. Steele.

Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement. The Board expects each nominee for election as a director to serve if elected. If a nominee is unable or unwilling to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee. All ABM directors are encouraged to attend ABM’s annual meetings. All ABM directors, with the exception of Mr. Rosenberg, who retired on March 3, 2009, attended the 2009 Annual Meeting and all current directors are expected to attend the 2010 Annual Meeting. The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth below.

		Position, Principal Occupation, Business Experience	Served as a
Name	Age	and Directorships	Director Since

Nominees for Election as Directors with Terms Expiring in 2013
Luke S. Helms	66	Mr. Helms is managing director of Sonata Capital Group, a privately owned registered investment advisory firm, a position held since June 2000. Previously, Mr. Helms served as Vice Chairman of KeyBank from April 1998 to March 2000 and Vice Chairman of BankAmerica Corporation and Bank of America NT&SA from May 1993 to October 1996. Mr. Helms also serves as a director of Manulife Financial Corporation.	1995
Henry L. Kotkins, Jr.	61	Mr. Kotkins serves as Chairman, Chief Executive Officer and a director of Skyway Luggage, a privately held luggage manufacturer and distributor, a position he has held since 1980.	1995
William W. Steele	73	Mr. Steele is a retired officer and employee of the Company, retiring in October 2000 after 43 years of employment. Mr. Steele’s service to the Company included service as President from November 1991 to October 2000 and Chief Executive Officer from November 1994 to October 2000. Mr. Steele also serves as a director of TrueBlue, Inc. (formerly Labor Ready, Inc.), a position he has held since 2001, and as its lead independent director since October 2008.	1988
Directors with Terms Expiring in 2011
Dan T. Bane	62	Mr. Bane is Chairman and Chief Executive Officer of Trader Joe’s Company, a position held since 2001. Mr. Bane previously served as President of Trader Joe’s West from 1998 to 2001, and as Senior Vice President, finance and administration, for Certified Grocers of California from 1993 to 1998.	2008

		Position, Principal Occupation, Business Experience	Served as a
Name	Age	and Directorships	Director Since

Anthony G. Fernandes	64	Mr. Fernandes served as Chairman, Chief Executive Officer and President of Philip Services Corporation from August 1999 to April 2002. Previously, Mr. Fernandes served as Executive Vice President and director of ARCO from 1994 to 1999; President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and corporate controller of ARCO from 1987 to 1990. Mr. Fernandes also serves as a director of Baker Hughes Incorporated, Black and Veatch Corporation, and Cytec Industries.	2007
Maryellen C Herringer	66	Ms. Herringer serves as the non-executive Chairman of the Board of the Company. Ms. Herringer is an attorney-at-law and held various executive positions with APL Limited, an international provider of transportation and logistics services, from 1991 to 1997, serving most recently as Executive Vice President and General Counsel. Ms. Herringer also serves as a director of PG&E Corporation and Pacific Gas and Electric Company, a subsidiary of PG&E Corporation.	1993
Directors with Terms Expiring in 2012
Linda Chavez	62	Ms. Chavez is the founder of the Center for Equal Opportunity, and currently serves as Chairman, a position she has held since January 2006. Prior to her appointment as Chairman, Ms. Chavez served as President of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez is an author and nationally syndicated columnist and television commentator.	1997
J. Philip Ferguson	64	Mr. Ferguson serves on the board of directors of the University of Texas Investment Management Company, a position he has held since August 2003, and currently serves as Vice Chairman, a position he has held since January 2008. Mr. Ferguson also serves on the Advisory Committee of the MBA Investment Fund at the McCombs School of Business at the University of Texas-Austin, a position held since March 2005. Previously, Mr. Ferguson held various executive positions with AIM Capital Management, Inc. (now Invesco AIM) from 2000 to 2007, serving most recently as President and Chief Investment Officer.	2009

		Position, Principal Occupation, Business Experience	Served as a
Name	Age	and Directorships	Director Since

Henrik C. Slipsager	55	Mr. Slipsager is President and Chief Executive Officer of the Company, a position held since November 2000. Previously, Mr. Slipsager served as Executive Vice President of the Company and President of ABM Janitorial Services from November 1999 to October 2000, and as Senior Vice President of the Company and Executive Vice President of ABM Janitorial Services from January 1997 to October 1999.	2000

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS

CORPORATE GOVERNANCE

Corporate Governance Principles and Committee Charters

The Board of Directors has adopted Corporate Governance Principles which reflect the Board of Directors’ commitment to corporate governance and the role of governance in building long-term shareholder value. The actions of the Board in this area are discussed more fully under Governance Information in this Proxy Statement.

From time to time, the Board of Directors revises the Company’s Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company’s shareholders and other constituents. The Company’s Corporate Governance Principles, which includes the Company’s independence standards, are published on its Web site at http://investor.abm.com. In addition to the Corporate Governance Principles, other information relating to corporate governance at ABM is available on the Company’s Web site at the same address, including the Charters of the Audit Committee, Compensation Committee, and Governance Committee. These documents are also available in printed hardcopy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Governance Information

Director Independence

The Corporate Governance Principles provide that a majority of the ABM directors will be independent and that its Audit Committee, Compensation Committee and Governance Committee shall consist solely of independent directors. Each year the Governance Committee reviews the independence of each of the directors under the NYSE listing standards and considers any current or previous employment relationship as well as any transactions or relationships between ABM and their directors or any members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent. To facilitate this process, the Governance Committee reviews directors’ responses to the Company’s annual Directors’ and Officers’ Questionnaire, which requires disclosure of each director’s and his or her immediate family’s relationships to the Company, as well as any potential conflicts of interest that may otherwise be brought to the attention of the Governance Committee.

In this context, the Governance Committee considered the employment of a relative of one of the Company’s directors with the Company in an entry-level management position and also considered a commercial relationship, terminated during calendar year 2009, involving a company controlled by a director, and a subsidiary of the Company. The Governance Committee also considered the retirement benefits of Mr. Steele that are described under “Transactions with Related Persons.” The Governance Committee determined that these relationships were not material. Based on its analysis of these relationships and the Company’s independence standards, the Governance Committee concluded and recommended to the Board that none of these relationships impaired such director’s independence, and the Governance Committee affirmatively determined and recommended to the Board that the following directors be designated as independent: Dan T. Bane, Linda Chavez, Anthony G. Fernandes, J. Philip Ferguson, Luke S. Helms, Maryellen C. Herringer, Henry L. Kotkins, Jr., and William W. Steele. The Board of Directors accepted this recommendation and made this determination.

Executive Sessions of Directors

The Board regularly meets in executive session for general discussion of relevant subjects. Executive sessions or meetings of independent directors are held regularly (at least four times a year) to consider matters such as succession planning and other matters important to the Company and corporate governance. Executive sessions are chaired by the Chairman, who is an independent director. During fiscal year 2009, the Board met in executive session seven times.

Independent Chairman

The ABM Board of Directors has elected an independent director to serve as Chairman to chair meetings of the Board and executive sessions of the Board, to coordinate the activities of the other independent directors, and to perform such other duties and responsibilities as the Board of Directors may determine. These duties also include chairing meetings of the stockholders of ABM, overseeing the preparation of agendas for meetings of the Board, preparing for executive sessions of the Board and providing feedback to the CEO, keeping directors informed through the timely distribution of information and reports, maintaining contact with the CEO and ABM’s General Counsel between meetings to stay current on developments and to determine when it may be appropriate to alert the Board to significant pending developments, serving as a liaison between independent directors and the CEO with respect to sensitive issues, and other matters. Maryellen C. Herringer has served as Chairman since March 2006.

Communications with Directors

Shareholders and other interested parties may communicate with the Board of Directors on board-related issues by sending an e-mail to boardofdirectors@abm.com. Shareholders may also communicate by mail to:

Board of Directors
ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176

All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities most closely related to the matters addressed in the communication.

Shareholders may communicate with the independent directors by sending an e-mail to the address: nonmanagementdirectors@abm.com. All directors other than Mr. Slipsager, who is an employee, are independent directors. Shareholders may also communicate by mail to:

Independent Directors
ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176

Relevant communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain unsolicited items that are unrelated to the duties and responsibilities of the Board should be excluded, such as business solicitations or advertisements, junk mail and mass mailings, new product or service suggestions, resumes and other forms of job inquiries, spam, and surveys. Any communication that is excluded will be provided to a director upon request.

Code of Business Conduct

The Board of Directors has adopted the ABM Code of Business Conduct (the “Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of ABM, including ABM’s CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer. The Code of Conduct is available on ABM’s Web site under “Governance” at http://investor.abm.com and in printed hardcopy format upon written request to the Corporate Secretary at the Company’s corporate headquarters. If any amendments are made to the Code of Conduct or if any waiver, including any implicit waiver, of a provision of the Code of Conduct is granted to ABM’s CEO, CFO or Chief Accounting Officer, ABM will disclose such amendment or the nature of such waiver on its Web site.

Audit Committee

The Audit Committee of the Board of Directors performs the responsibilities set forth in its Charter, which include overseeing the corporate financial reporting process and the internal and independent audits of ABM and the communication process among the Board, management and ABM’s independent registered public accounting firm. The responsibilities of the Audit Committee include: (1) assisting the Board with respect to the Company’s compliance with legal and regulatory requirements; (2) selecting the independent registered public accounting firm; (3) approving the fees for the independent registered public accounting firm; (4) ensuring the independence of the independent registered public accounting firm; (5) overseeing the work of the independent registered public accounting firm; (6) reviewing ABM’s system of internal accounting controls; and (7) reviewing policies with respect to risk assessment and risk management. The members of the Audit Committee are: Mr. Fernandes, Chair, and Messrs. Bane, Ferguson, Helms, and Steele.

Each member of the Audit Committee has been determined to be independent under the standards for independence for audit committee members established by the NYSE. In addition, the Board of Directors has determined that each member of the Committee is financially literate and that Messrs. Bane, Fernandes, Helms and Steele each qualify as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission (“SEC”).

Compensation Committee

The Compensation Committee performs the responsibilities set forth in its Charter, which include: (1) providing direction to the Company in the area of executive compensation; (2) annually reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, and evaluating the CEO’s performance in light of those goals and objectives; (3) recommending for approval to the directors who are both independent under applicable NYSE and SEC rules and “outside” directors under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the CEO’s compensation level based on an evaluation of the CEO’s performance; (4) reviewing the Company’s compensation structure and, after considering the recommendation of the CEO, approving the compensation of all other employees of the Company who are executive officers of the Company and such other executives as may be established by the Committee; (5) with the assistance of an outside consultant retained directly by the Committee, conducting a review of all executive incentive plans at least once every three years and making recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans for the Company and its subsidiaries; (6) making awards under and overseeing the administration of the Company’s executive benefit and equity-based compensation plans and any other plans the Board determines will be overseen by the Committee; (7) reviewing the CEO’s employment agreement and recommending the terms of the CEO employment agreement to the independent and outside directors; (8) reviewing and approving the Company’s employment agreements with executive officers, other than the CEO, and such other executives as may be established by the Committee, and, after considering the recommendation of the CEO, determining the employees or groups of employees to whom such forms of agreements shall be extended; (9) reviewing and recommending to the Board severance and other terms in any change-in-control agreements and policies; (10) reviewing and discussing with management the Company’s proposed disclosures in respect of the “Compensation Discussion and Analysis” required under the Securities Exchange Act rules and recommending to the Board that the Compensation Discussion and Analysis reviewed by the Committee be included in the Company’s Proxy Statement and Annual Report on Form 10-K; and (11) preparing annually the Compensation Committee Report required under Securities Exchange Act rules.

The CEO often attends meetings of the Compensation Committee and provides recommendations regarding compensation levels for employees, other than himself, whose compensation is subject to review by the Committee. The CEO also provides input and recommendations pertaining to other compensation issues under discussion by the Compensation Committee, other than CEO compensation. The Committee meets in executive session without the CEO when discussing the CEO’s compensation and certain other matters, including, from time to time, the compensation of other executives. The members of the Compensation

Committee are: Ms. Chavez, Chair, Ms. Herringer, and Mr. Kotkins. As described above, each member of the Compensation Committee has been determined to be independent.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2009 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Governance Committee

The Governance Committee performs the responsibilities set forth in its Charter, which include: (1) making recommendations to the Board as to the optimal number of directors on the Board; (2) reviewing and recommending criteria and candidates for selection of new directors and the reelection of incumbent directors; (3) reviewing and recommending management succession plans; (4) making equity grants to non-employee directors; (5) reviewing and recommending to the Board any changes in cash compensation of non-employee directors; and (6) other matters of corporate governance. The members of the Governance Committee are: Mr. Helms, Chair, Ms. Chavez, and Mr. Kotkins. As described above, each member of the Governance Committee has been determined to be independent.

Executive Committee

The Executive Committee has the authority to exercise all power and authority of the Board in the management of the business and affairs of ABM, except: (1) any functions delegated to other committees of the Board, and (2) any powers which, under Delaware law, may only be exercised by the full Board. The members of the Executive Committee are: Mr. Steele, Chair, Ms. Herringer, and Messrs. Helms and Slipsager.

Meetings and Attendance

During fiscal year 2009, the Board of Directors met eight times, the Audit Committee met ten times, the Compensation Committee met eight times, the Governance Committee met six times, and the Executive Committee did not meet. During this period, each of the Company’s directors attended 90% or more of the aggregate number of meetings of the Board and committees on which he or she served.

Identifying and Evaluating Nominees for Directors

The Board is responsible for selecting nominees for election as directors. The Board delegates the screening process involved to the Governance Committee with the expectation that other members of the Board, including the CEO, are asked to take part in the process as appropriate. Candidates recommended by the Governance Committee are subject to approval by the Board.

The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director. The Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In selecting director candidates, the Board looks for pertinent experience in industry, finance, administration, operations or marketing, as well as candidates who bring diversity to the Board. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to arrange his or her schedule so that other existing and planned future commitments do not materially interfere with the member’s service as a director. Ordinarily, directors who are full-time employees of ABM or who serve as chief executive officers or equivalent positions at other companies may not serve on the boards of more than two other publicly traded companies. Other directors may not serve on the boards of more than four other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-evaluation process.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as search firms and the relationships of current directors. The Committee has retained a search firm to assist it in identifying, interviewing, and reviewing the credentials of potential candidates, and this firm identified Mr. Ferguson as a potential director. Candidates may also come to the attention of the Governance Committee through current Board members, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year.

Shareholder Recommendations

The policy of the Governance Committee is to consider shareholder recommendations for director candidates using the same criteria as described above. Following verification of the shareholder status of persons recommending candidates, the Governance Committee will consider the candidates at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials will be forwarded to the Governance Committee. The Governance Committee may, if it determines to do so, utilize a search firm to assist in its review and will evaluate this director candidate in the same manner as other candidates.

Any recommendations by shareholders for consideration by the Governance Committee should include the candidate’s name and qualifications for Board membership and fulfill all of the requirements set forth in the Company’s Bylaws, and should be sent within the time frame set forth in the Bylaws to:

Corporate Secretary
ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176

OFFICERS’ AND DIRECTORS’ COMPENSATION TABLES AND NARRATIVE

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis provides information about ABM’s compensation philosophy and strategy, as well as the policies and decisions that guided ABM in fiscal year 2009 in establishing the level and nature of the compensation provided to the CEO, the CFO, and the three most highly compensated executive officers other than the CEO and CFO (collectively, with the CEO and CFO, the “NEOs”).

Objectives of the Executive Compensation Program

The Compensation Committee believes that the need to attract, motivate and retain qualified executives must be balanced against ABM’s desire to improve profitability and control costs in a service business characterized by low margins. ABM’s executive compensation programs are designed to:

•	support ABM’s goal of enhancing long-term shareholder value by providing compensation that reflects the performance of ABM and its executives;

•	compare reasonably with compensation opportunities in relevant peer group companies;

•	motivate and reward achievement of business objectives, as well as individual contributions;

•	enable ABM to attract and retain executives with the qualifications, skills and experience required to provide high-quality leadership;

•	link executive rewards to the creation of shareholder value; and

•	encourage executive stock ownership.

ABM provides compensation in the form of salary, annual cash performance incentives, equity awards and benefits that are intended to be both attractive and competitive. However, total compensation opportunity is weighted toward incentive compensation linked to the financial performance of ABM and individual performance which contributes to ABM’s strategic initiatives. ABM’s incentive-based pay rewards executives for meeting or exceeding corporate and divisional financial and operating objectives overall and against budget, for their individual contributions to these results, and for optimizing the creation of shareholder value.

The Compensation Committee reviews the executive compensation program and NEO compensation at least annually. The use and relative contribution of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each compensation element in supporting ABM’s business and talent strategies, after taking into consideration the recommendations of the CEO, as well as the prevalence, weight and value of these elements for executives at other companies. ABM uses cash compensation primarily for base salaries, short-term incentives, matching contributions in the ABM 401(k) plan, and severance arrangements. ABM uses equity compensation for long-term incentives. In order to meet ABM’s compensation objectives, a substantial percentage of each executive’s potential compensation is based on performance against annual financial and operating goals, with the percentage varying in relationship to the executive’s position and responsibilities. The Compensation Committee believes that the overall mix among base salary, cash and non-cash incentives effectively balances short- and long-term performance objectives.

Currently, the Compensation Committee evaluates the CEO and makes recommendations about the CEO’s compensation to those directors who qualify as both independent under applicable NYSE and SEC rules and “outside” under applicable provisions of the Code (such directors comprise the “CEO Committee”). Approval of the CEO’s cash compensation arrangements rests solely with the CEO Committee. In fiscal years prior to fiscal year 2010, the Compensation Committee approved equity grants to the CEO. Beginning in fiscal year 2010, the CEO Committee will approve equity grants to the CEO. The CEO is not present during the deliberations about his compensation. The CEO evaluates the performance of each executive officer, other than himself, and makes recommendations about compensation for those executives to the Compensation Committee. The Compensation Committee determines the structure of the compensation program and individual arrangements for the other NEOs after considering the recommendations of the CEO. Although the CEO may make recommendations and provide advice with respect to compensation arrangements for the other NEOs, approval of compensation arrangements for NEOs, other than the CEO, rests solely with the Compensation Committee. In fiscal year 2009 and prior years, the Compensation Committee approved equity grants to the CEO and the other NEOs. Beginning in fiscal year 2010, the CEO Committee will approve equity grants to the CEO.

The Compensation Committee assesses all components of pay in connection with its annual review of the executive compensation program, including base salary, annual incentives, equity compensation (including accumulated vested and unvested equity compensation) and the value of benefits (including potential severance benefits) and perquisites. The Compensation Committee bases its assessment in part on tally sheets prepared by management for each NEO. A review of tally sheets gives the Compensation Committee detail with respect to the totality of each executive’s compensation, as well as the components that comprise the overall compensation package, and how compensation earned by each executive compares to the compensation earned by others. The tally sheets also help the Compensation Committee understand the effect that changing any element of pay will have on total compensation. Additionally, tally sheets reveal how well each pay element is aligned with Company philosophy and objectives. The Compensation Committee also compares ABM executive compensation to a summary of compensation data from other companies as discussed in “Consultants, Use of Market Data, and Benchmarking” below.

Consultants, Use of Market Data, and Benchmarking

The Compensation Committee has engaged Exequity, LLP (“Exequity”) as its independent executive compensation consultant to provide advice and ongoing recommendations concerning executive compensation programs to the Compensation Committee. The Compensation Committee regularly consults with its compensation consultant on the Company’s compensation program structure and specific individual compensation arrangements. The Compensation Committee’s compensation consultant is selected by the Compensation Committee, does not provide any other services to ABM, except as noted in the next sentence, and receives compensation only for services provided to, or at the request of, the Compensation Committee. In the first quarter of fiscal year 2009, Exequity assisted management in its analysis of equity available for grant under the Amended and Restated 2006 Equity Incentive Plan (“2006 Equity Incentive Plan”), with the concurrence of the Compensation Committee. The Compensation Committee’s consultant attends Compensation Committee meetings from time to time and also communicates with the Compensation Committee Chair outside of meetings as necessary. The consultant reports directly to the Compensation Committee and not to management, although the consultant meets with management at the request of the Compensation Committee to gather information relating to ABM compensation plans and proposals that management makes to the Compensation Committee. The Compensation Committee may replace the consultant or hire additional consultants at any time. The Compensation Committee also considers information about compensation and compensation programs that it receives from management, particularly the CEO, the Senior Vice President, Human Resources, and the Company’s compensation consultant, Hewitt Associates.

Each year, the Compensation Committee considers the compensation levels, programs and practices of certain other companies in connection with its assessment of the Company’s programs and compensation levels. ABM, through its subsidiaries, is a leading provider in the United States of facility services. Given its size and national footprint, few public companies are directly comparable to ABM. Accordingly, the Compensation Committee, working with its compensation consultant, regularly reviews the various criteria by which it benchmarks ABM’s pay practices. In fiscal year 2009, the Committee engaged in a detailed examination of the benchmark criteria, and after careful review, determined to maintain the peer group composition used in fiscal year 2008, deleting only those companies that had a change in corporate status, making it difficult to gather compensation information about those companies. The peer group companies were selected with reference to the following criteria:

•	companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, freight service, cleaning and pest control;

•	companies in other industries (e.g., restaurant, hotel management) that have a high ratio of employees to revenue or market capitalization; and

•	companies that generate between $2.5 billion and $5 billion in annual revenue.

The following 28 companies (the “Peer Group”) met these criteria and were selected by the Committee as ABM’s primary peer group in reviewing pay and making compensation decisions for fiscal year 2009:

Affiliated Computer Services	Fiserv Inc.	Rent-A-Center Inc.
Arkansas Best Corp.	G&K Services	Republic Services Inc.
Brinker International Inc.	Hub Group Inc.	Robert Half Intl.
Brinks Co.	Hunt (JB) Transport Services	Rollins Inc.
C. H. Robinson Worldwide	Iron Mountain	Spherion Corp.
Cintas Corp.	Johnson Controls	Standard Parking
Convergys Corp.	Kelly Services	URS Corp.
Con-Way Inc.	Manpower Inc.	Volt Info Sciences Inc.
Corrections Corp. America	Perot Systems	Werner Enterprises
Emcor Group Inc.

The Compensation Committee’s decisions relating to NEO pay reflect its review of the compensation practices reported in the proxy statements filed by the companies in the Peer Group. These practices are compiled by the Compensation Committee’s compensation consultant. This information forms the basis of the analysis the Compensation Committee uses to assess the competitiveness of NEO pay. In the past, the

Compensation Committee has also reviewed general industry data provided by Hewitt Associates for functional or staff positions, including the NEO positions, frequently recruited from other industries. As discussed below, under “Base Salary,” in fiscal year 2009, a Company-wide salary freeze was put into effect in light of general economic conditions at that time. In view of this salary freeze, the Compensation Committee determined to limit its 2009 comparative review of NEO compensation to Peer Group practices, and did not review other survey data. The proxy analysis reviewed by the Compensation Committee in fiscal year 2009 compared base salaries, short-term incentives, long-term incentives and total compensation.

The Compensation Committee believes that the proxy data reviewed provide a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those that the Company seeks in its executives. Compensation for the Company’s executives is generally managed within the ranges of compensation paid by companies in the Peer Group and the general industry community. The Compensation Committee normally references the benchmark group median (50th percentile) for each compensation element. However, the Compensation Committee uses its judgment to determine pay levels necessary to attract and retain executive talent. In exercising its judgment, the Compensation Committee looks beyond the competitive data and places significant weight on individual job performance (based on specific financial and operating objectives for each executive, as well as leadership behaviors), experience, compensation history, future potential, internal comparisons, affordability, retention risk, and, in the case of new hires, compensation at former employers, as well as, in the case of executives other than the CEO, the CEO’s recommendations. The Compensation Committee’s independent consultant reported that compensation expenditure in fiscal year 2009 with respect to the Company’s NEOs continues to be conservatively positioned within the range of Peer Group practices.

The chart below shows the Company’s compensation positioning for its NEOs in fiscal year 2009 in relation to 50th percentile Peer Group practices.

Position compared to	Base	Total Cash	Total Direct
50th Percentile	Salary	Compensation	Compensation

ABM Named Executive Officers — at Target	+2%	−4%	−30%
ABM Named Executive Officers — Actual	+2%	+28%	−24%

“Total Direct Compensation,” as used in this chart, includes total cash compensation and the value of long-term incentive compensation, including equity grants, using a Black-Scholes valuation with respect to stock option grants.

“At Target,” as used in this chart, reflects compensation levels assuming annual cash bonuses are paid at levels that reflect 100% goal attainment.

“Actual,” as used in this chart, reflects compensation levels measured after incorporating actual cash bonuses earned based on proven results.

Elements of Compensation

The principal components of the Company’s executive compensation program include:

•	base salary;

•	annual cash incentives;

•	equity incentives; and

•	benefits and perquisites.

The Company uses these primary elements because each supports achievement of one or more of its compensation objectives. Although each element is described separately, the Compensation Committee considers each element to be part of a total compensation package and, therefore, the Compensation Committee considers the impact of each element on an NEO’s total compensation when making decisions pertaining to base salary, short- and long-term incentives, benefits and perquisites. More information about the value of these compensation components for the NEOs is provided below in the Summary Compensation Table for Fiscal Year 2009 and Grants of Plan-Based Awards Table During Fiscal Year 2009.

Base Salary

The Compensation Committee reviews and approves base salaries for executives in the first fiscal quarter and as needed in connection with recruitment, promotions or other changes in responsibilities. Base salary amounts affect potential annual cash performance incentive payments and equity awards described in the following sections because these elements are based on a percentage of base salary. Accordingly, when making base salary decisions, the Compensation Committee also considers the impact of salary changes on these other elements of compensation.

The Compensation Committee annually establishes the base salary for the NEOs, other than the CEO, and reviews and recommends the base salary of the CEO to the CEO Committee. In general, base salaries are set at a level which the Compensation Committee believes will effectively reward, attract and retain necessary talent, considering the factors described previously. In establishing compensation levels for each NEO, or in the case of the CEO, making a recommendation as to base salary to the CEO Committee, the Compensation Committee considers the internal relationship of positions based on scope and level of responsibility, impact on the Company or on the business unit, the background and skills required to perform the position responsibilities, and the NEO’s experience and individual performance. This consideration also includes the relationship of each NEO’s compensation to the CEO’s compensation. However, in light of a Company-wide salary freeze that took effect at the beginning of fiscal year 2009, the Compensation Committee determined that it was not appropriate to increase the base salaries of the NEOs for fiscal year 2009 and recommended that the CEO Committee not increase the base salary of the CEO for fiscal year 2009. This recommendation was accepted by the CEO Committee.

Annual Cash Performance Incentive Payments

•	CEO Annual Cash Performance Incentive Payment

The CEO’s annual cash performance incentive payment is based on an assessment of the CEO’s performance against the CEO’s performance objectives. The CEO’s performance objectives are annually reviewed and approved in the first quarter of the Company’s fiscal year by the Compensation Committee, in consultation with the independent directors, following a discussion of the most important objectives for the Company in the coming year. Mr. Slipsager participates in this process by providing his proposed objectives to, and reviewing his proposed objectives with, the Compensation Committee. The potential range of bonus for the CEO is 0% to 180% of target.

Mr. Slipsager’s performance objectives for fiscal year 2009 included a combination of goals relating to financial and strategic objectives, operational improvements, succession planning, investor communication responsibilities and the Company’s ongoing process and systems transformation. Financial goals included metrics relating to the achievement of pre-tax operating profit as well as other factors, such as targets relating to cash flow and “days sales outstanding,” which the Compensation Committee believes are important measurements of the Company’s financial strength. Strategic goals included in the CEO’s 2009 performance objectives related to identifying and analyzing potential acquisitions and other opportunities that could expand the Company’s footprint internationally and strengthen its presence in the United States. Mr. Slipsager’s objectives relating to operational improvements included the development of appropriate management agility to respond to the challenging economic conditions that continued in 2009. Reflecting the Compensation Committee’s belief that management is a key component of the Company’s continued success, Mr. Slipsager’s performance objectives in the area of succession planning included the continued development of senior management’s abilities with respect to leadership skills and focus on personal leadership, including the development of future leaders of the Company. Complementing the Company’s goal of increasing shareholder value by achieving better awareness in the financial community of ABM, a key performance objective in fiscal year 2009 included outreach to the investment community. Mr. Slipsager’s objectives supporting the Company’s ongoing systems transformation included overseeing the implementation of certain new payroll, accounting and human resource systems, and the launch of a new approach to deliver business solutions through an end-to-end management process.

Mr. Slipsager’s performance is assessed through an evaluation process involving each of the directors. After the end of fiscal year 2009, each director was interviewed by the Chairs of the Audit, Compensation and Governance Committees concerning the CEO’s performance against the performance objectives adopted at the beginning of the fiscal year. The results of the interviews were reported to the Compensation Committee and the independent directors. After the close of the fiscal year, and in connection with above-described process, the Compensation Committee assessed Mr. Slipsager’s performance against these objectives, assigning relative weights of 50% for results relating to financial goals and 50% for results relating to the other goals. After reviewing the results of the interviews and discussing them with the CEO Committee, the Compensation Committee determined that Mr. Slipsager had exceeded his performance objectives and recommended to the CEO Committee that he receive a cash incentive payment equal to 137% of his target bonus, which the CEO Committee approved.

•	Annual Cash Performance Incentive Payments for NEOs (other than the CEO)

The Company has an annual cash performance incentive program (“PIP”) for executives and key employees which is designed to motivate and reward achievement of annual financial and performance objectives and to provide a competitive total compensation opportunity in support of the Company’s compensation objectives. The PIP provides short-term incentive award opportunities for executives based on the Company’s financial performance, business unit or department performance, as the case may be, and individual performance. All NEOs, other than the CEO, participated in this program. Under the PIP, the Compensation Committee establishes a target bonus for each executive based on a multiple of base salary. In addition, each executive’s target bonus is weighted based on Company, business unit (or department for certain corporate executives) objectives and individual performance objectives to reflect the executive’s responsibilities. The Compensation Committee approves the Company and business unit objectives, the threshold and range of awards related to these objectives, and the range of awards related to the department and individual performance objectives. The CEO approves the department and individual performance objectives for these persons. Generally, the performance criteria associated with the Company and business unit performance are objective, while those associated with department and individual performance objectives are subjective.

In the first quarter of fiscal year 2009, the Compensation Committee reviewed the fiscal year 2009 target bonuses for the NEOs, evaluating current duties and responsibilities and comparative compensation information with the Compensation Committee’s independent compensation consultant. The potential range of bonuses for the NEOs is 0% to 180% of the target award. Following its review, the Compensation Committee approved the fiscal year 2009 PIP for executives and key employees. The criteria used in the fiscal year 2009 PIP include Company performance (“Corporate Results”), individual performance in providing strategic leadership, employee leadership, and compliance and administration (“Individual Performance”), and performance of the operating subsidiaries (“Business Unit Results”), in the case of executives having responsibilities for operating subsidiaries, or department performance (“Department Results”), in the case of executives having responsibilities for corporate departments. The Corporate Results component is based on certain targets for income from continuing operations subject to discretionary strategic results modifiers (“Strategic Results Modifiers”) and achievement of a threshold amount with respect to income from continuing operations. The performance metrics for the Strategic Results Modifiers include revenue growth, operating profit margins, cash flow, cost reduction and other strategic performance targets. The Compensation Committee believes that the identified criteria constitute important business value drivers and align the Company’s non-equity incentive compensation with the interests of the Company’s shareholders.

Bonus levels allocated to financial performance are based on budget expectations at the beginning of the fiscal year; achievement above target will lead to higher bonus payments while achievement below target will reduce the payment. No bonuses for financial performance are paid below a specified performance threshold. Since positions held by the NEOs participating in the PIP differ in terms of areas of focus, scope and impact on the Company, the relative weighting of Corporate Results, Business Unit Results or Department Results, as the case may be, and Individual Performance objectives vary based on position and responsibilities.

Payments under the 2009 PIP for the NEOs are based on the assessment of Corporate Results, Business Unit Results or Department Results, as the case may be, and Individual Performance, weighted according to the individual criteria for each NEO. Following the end of the fiscal year, Corporate Results and Business Unit Results or Department Results, as the case may be, are determined and submitted to the Compensation Committee. The CEO provides the Compensation Committee with his assessment of the achievement of the Department Results and Individual Performance objectives, as well as his assessment of the other NEOs. The Compensation Committee discusses the CEO’s assessments of the other NEOs with the CEO and has discretion to modify his assessments. In addition, the Compensation Committee may adjust Corporate Results and Business Unit Results or Department Results, as the case may be, to take into consideration unusual items such as acquisitions or divestitures. A performance level that meets expectations leads to a payment at target, while an outstanding performance assessment will lead to the highest payment contemplated.

The determinations of fiscal year 2009 bonuses for the NEOs participating in the PIP were based on Corporate Results, Business Unit Results or Department Results, as the case may be, and Individual Performance, as described below.

Corporate Results, which were included in bonus calculations for Messrs. Lusk, McClure, and Zaccagnini and Ms. McConnell, were measured by the Company’s fiscal year 2009 income from continuing operations, adjusted for certain tax-related reserves, relative to fiscal year 2009 budget and relative to fiscal year 2008 income from continuing operations. The two factors were weighted equally in the corporate performance calculation. In fiscal year 2009, the Company’s income from continuing operations, as adjusted, was 96.9% of budget and 106.3% of fiscal year 2008 income from continuing operations, which translated into funding levels of 89.2% and 104.9%, respectively, for an overall corporate performance funding level of 97.0%.

Business Unit Results for the Janitorial segment, which were included in the bonus calculation for Mr. McClure, were measured by Janitorial’s fiscal year 2009 pre-tax income from continuing operations relative to budget and relative to fiscal year 2008 pre-tax income from continuing operations, with the two factors weighted equally. In fiscal year 2009, Janitorial’s fiscal year 2009 pre-tax income from continuing operations of $139,858,000 was 94.4% of the budgeted number and 118.0% of Janitorial’s fiscal year 2008 pre-tax income from continuing operations, which translated into funding levels of 80.5% and 148.7%, respectively, for an overall funding level of 114.6%.

Mr. Zaccagnini’s responsibilities include the non-Janitorial business units of the Company. Business Unit Results for these business units were measured by the sum of the Parking, Engineering and Security fiscal year 2009 pre-tax income from continuing operations relative to budget and relative to fiscal year 2008 pre-tax income from continuing operations, with the two factors weighted equally. In 2009, these business units’ fiscal year 2009 pre-tax income from continuing operations of $48,164,000 was 98.4% of the budgeted number and 104.0% of fiscal year 2008 pre-tax income from continuing operations, which translated into funding levels of 113.1% and 116.0%, respectively, for an overall funding level of 114.6%. Although Mr. Zaccagnini also had responsibility for the Company’s Lighting business in fiscal year 2008, because this business was divested at the end of fiscal year 2008, results relating to the Lighting business were not included in the calculation of the financial portion of Mr. Zaccagnini’s bonus.

The bonus calculations for Messrs. Lusk, McClure and Zaccagnini and Ms. McConnell also took into consideration their Individual Performances, and, in the case of Mr. Lusk and Ms. McConnell, Department Results. The individual and department performance objectives varied depending on the nature of responsibilities of each executive. All executives had objectives pertaining to leadership development. Other individual and department performance objectives varied depending on the nature of responsibilities of each executive.

Mr. Lusk’s individual and department performance objectives included the continued implementation of the on-going systems upgrade and design and deployment of business solutions, completing the transition of certain information technology services away from the former outsource provider, improving Company profitability through enhanced financial discipline and capabilities, and maintenance and enhancement of internal controls and procedures. His success in achieving his individual and departmental objectives was rated by the Compensation Committee at 130.0% and 125.0%, respectively, as recommended by the CEO.

Mr. McClure’s individual objectives included achieving or exceeding certain targets relating to profits and profit margins in the janitorial segment, continued focus on expense management, identifying additional savings opportunities within the Janitorial segment, realignment of leadership responsibilities in relationship to business needs, identification of business opportunities, and enhanced linkage between incentives and critical business drivers. Mr. McClure’s success in achieving his objectives was rated by the Compensation Committee at a 130.0% individual performance funding level, as recommended by the CEO.

Mr. Zaccagnini’s individual objectives included achieving or exceeding certain budgeted targets for profits, with continued focus on generating positive cash flow, development of certain “brand” opportunities within the Engineering segment, and exploration of acquisition opportunities in the Engineering, Security and Parking business segments. His success in achieving his objectives was rated by the Compensation Committee at an overall 140.0% individual performance funding level, as recommended by the CEO.

Ms. McConnell’s individual and department performance objectives included maintaining the strength of the legal department, providing ongoing support to the Board of Directors, with emphasis on corporate governance, partnering with the Company’s risk management function to identify opportunities for risk reduction, continued monitoring and evaluation of litigation functions, and support relating to the planning and development of compliance-related tools for the Company. Her success in achieving her individual and departmental objectives was rated by the Compensation Committee at 115.0% and 127.0%, respectively, as recommended by the CEO.

The target bonuses, maximum bonuses, performance factors and weightings, and the actual fiscal year 2009 bonus awards are set forth in the following table:

Fiscal Year 2009 Bonus Targets, Weighting, and Awards

						Fiscal Year	Fiscal
						2009 Bonus	Year
	Base	Target	Target	Maximum		as Percentage	2009
	Salary	Bonus	Bonus	Bonus(2)	Performance Factors	of Target	Bonus
Named Executive Officer	($)	(%)(1)	($)	($)	and Weighting	(%)	($)

Henrik Slipsager	765,000	100	765,000	1,377,000	CEO Financial Objectives(3) CEO Non-Financial Objectives(3)	137	1,050,000
James Lusk	434,700	55	239,085	430,353	Department Results, 20% Individual Performance, 30% Corporate Results, 50%	113	268,986
James McClure	550,000	75	412,500	742,500	Business Unit Results, 40% Individual Performance, 40% Corporate Results, 20%	117	483,638
Steven Zaccagnini	434,700	55	239,085	430,353	Business Unit Results, 40% Individual Performance, 40% Corporate Results, 20%	114	271,586
Sarah McConnell	340,000	40	136,000	244,800	Department Results, 20% Individual Performance, 30% Corporate Results, 50%	108	147,433

(1)	Percentage of base salary.

(2)	180% of target for all NEOs.

(3)	The determination of performance factors and their weighting for the CEO is in the discretion of the CEO Committee. The CEO Committee determined that for fiscal year 2009, the CEO’s financial objectives should be weighted at 50% and all other objectives in the aggregate should be weighted at 50%.

Equity Incentives

Equity incentives create a direct link between executive compensation and shareholder returns by tying a significant portion of total compensation to the performance of the Company’s stock. The Compensation

Committee believes equity incentives encourage executives to remain at the Company. Equity-based awards are granted under the 2006 Equity Incentive Plan, which has been approved by Company shareholders. Messrs. Slipsager, McClure and Zaccagnini also continue to receive benefits from the vesting and appreciation of prior equity-based awards.

In determining the equity incentives to be granted to each executive, the Compensation Committee considers, in addition to the factors previously described, each individual’s accumulated vested and unvested awards, the current value of the awards, comparison of individual awards between executives and in relation to other compensation elements, and total accounting expense of existing awards.

Equity-based awards may be granted to senior executives annually (or, in the case of newly hired executives, at the time they join ABM), but may also be granted from time to time in connection with promotions or assumption of additional responsibilities, as well as to promote retention, and/or to create focus on specific performance objectives. The types of equity-based awards utilized by ABM are as follows:

•	Performance Shares: A key element of the Company’s compensation program is performance-based equity awards. The Compensation Committee believes that such awards align employee and shareholder interests. Typically, Performance Shares vest based on one-, two- or three-year financial performance measures for the Company. The threshold, target and maximum performance goals are established with reference to the Company’s budgeted growth rate for the relevant periods and other factors determined by the Compensation Committee for the applicable performance period. Under the 2009 Performance Share program described below, if the Company’s financial results had exceeded the relevant performance metrics established by the Compensation Committee, up to 125% of the Performance Shares could have been earned, and if the Company had not met certain levels of financial performance, none of the Performance Shares would have been earned.

•	Restricted Stock Units: A portion of long-term incentives is delivered in units representing full value shares of the Company’s common stock (“RSUs”). To meet the Company’s objective to retain key executive talent, the Company currently grants RSUs that vest based on continued service with the Company, with 50% of the RSUs vesting two years from the grant date and the remaining 50% vesting four years from the grant date. RSUs are intended to promote retention and alignment of executive interests with the interests of shareholders. The Compensation Committee believes that RSUs enhance retention value as they vest over time.

•	Stock Options: The Compensation Committee believes stock options focus executives on managing the Company from the long-term perspective of an owner with an equity stake in the business. Stock options provide value to the recipient only if the price of the Company’s common stock increases above the option exercise price. Stock options granted under the 2006 Equity Incentive Plan have an exercise price equal to the fair market value of the Company’s stock on the date of grant and vest on a pro rata basis over a four-year period. Stock options are granted for a maximum term of seven years and are subject to earlier termination three months following a termination of employment. All fiscal year 2009 grants are nonqualified stock options.

The Compensation Committee generally approves an equity award of a specific dollar value for each recipient based on a multiple of the recipient’s base salary. For Mr. Slipsager, the awards may range from 0% to 200% of base salary. For Messrs. Lusk, McClure and Zaccagnini, the awards may range from 0% to 125% of base salary. For Ms. McConnell, the awards may range from 0% to 100% of base salary. Under guidelines utilized by the Compensation Committee for awards made in fiscal year 2009 under the 2006 Equity Incentive Plan, the dollar value of the awards has been distributed among the following equity vehicles:

Fiscal Year 2009 Equity Grant Value Distribution

Executive	Performance Shares	RSUs	Stock Options

CEO	50%	25%	25%
Other NEOs	50%	25%	25%

The number of shares granted is calculated for stock options based on the Black-Scholes value and for RSUs and Performance Shares based on the fair market value of the Company’s stock on the date of grant of the award.

Fiscal Year 2009 Equity Incentives

In January 2009, the Compensation Committee, as part of a regular grant cycle under the 2006 Equity Incentive Plan, awarded stock options, RSUs and Performance Shares to the NEOs. However, in view of considerations and uncertainty relating to the continuing recession in January 2009, the Compensation Committee determined to reduce by approximately 50% the value of awards granted in January 2009 as compared to those granted in January 2008. More information relating to 2009 equity-based awards to NEOs can be found in the table “Grants of Plan-Based Awards During Fiscal Year 2009.”

The 2009 Performance Share program was based on metrics relating to operating cash flow and earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) in fiscal year 2009, adjusted to exclude discontinued operations and items impacting comparability. Metrics relating to operating cash flow and EBITDA were selected by the Compensation Committee, upon the recommendation of the CEO, based upon the belief that growth in these areas positively correlates with growth in enterprise value. Under the 2009 Performance Share program, awards to recipients do not vest until January 12, 2012. The formula used to calculate shares earned under the 2009 Performance Share program is set forth below:

2009 Operating Cash Flow + 5 times the change in EBITDA between fiscal year 2008 and fiscal year 2009 = Value Creation

In the event that the formula produced a value creation number greater than $216.7 million, shares would be earned at 125% of target. In the event that the formula produced a value creation number less than $141.3 million, no shares would be earned.

In January 2010, the Compensation Committee, applying the formula set forth above, determined that shares were earned at 106.6% of target, based on a value creation number equal to $200.9 million.

Also, in January 2010, the Compensation Committee reviewed the Company’s performance over the performance periods relating to grants of Performance Shares in fiscal year 2007, comparing the revenue and profit margin targets relating to that performance period against actual revenues and profit margins achieved during the performance period. The 2007-2009 Performance Share program was based on (1) three-year average profit margin (for persons who received grants in the first five months of the performance period) or two-year average profit margins (for person who received grants in the latter half of fiscal year 2007) and (2) three-year or two-year average annual revenues, depending on when the Performance Share grant was made to the recipient as referenced above.

For fiscal years 2007-2009, average three-year annual revenues were approximately $3.271 billion and average annual two-year revenues were approximately $3.553 billion, and average three-year annual profit margin equaled 2.74% and average annual two-year profit margin equaled 2.70%, resulting in 75% of the Performance Shares vesting under the 2007-2009 Performance Share program for all recipients.

Stock Ownership Guidelines

In October 2006, the Compensation Committee adopted the following stock ownership guidelines for NEOs and other senior executives that are based on a multiple of base salary.

Stock Ownership Guidelines

Level	Guidelines

CEO	Shares with a fair market value equal to three times base salary
Executive Vice Presidents	Shares with a fair market value equal to two times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to one times base salary

Executives are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The Compensation Committee periodically assesses the guidelines and the officers’ ownership relative to these guidelines. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. In addition, executives who are not at their targeted stock ownership level must hold 50% of the net shares realized from previous equity-based grants for a minimum of one year. “Net shares realized” means unrestricted shares acquired by an executive under the 2006 Equity Incentive Plan net of any shares sold to pay the exercise price (if any) and taxes withheld.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include, but are not limited to, participation in ABM’s 401(k) Plan, as well as group life, health, and accidental death and disability insurance programs. In addition, the NEOs, other than Mr. Lusk and Ms. McConnell, qualify for benefits under the Supplemental Executive Retirement Plan (“SERP”), an unfunded retirement plan that was closed to new participants prior to the employment of Mr. Lusk and Ms. McConnell. Mr. Slipsager and Mr. McClure also participate in the Service Award Benefit Plan (“SAB”), which provides participants upon termination of employment with a minimum of seven days of pay for each year of employment between November 1989 and January 2002. The SAB was closed to new participants prior to the employment of Messrs. Lusk and Zaccagnini and Ms. McConnell.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2009” table, followed by a description of the plan.

The Company provides certain perquisites to its officers. In fiscal year 2009, perquisites included an automobile allowance, parking allowance, club dues and relocation costs. The value and an explanation of the perquisites is shown in the “Summary Compensation Table for Fiscal Year 2009” in the column headed “All Other Compensation.” In fiscal year 2009, the Compensation Committee reviewed Company policy relating to perquisites and in January 2010, the Compensation Committee determined to eliminate perquisites relating to automobile allowance, parking allowance and club dues, and adjust base salaries in fiscal year 2010 to take into account the effects of this decision.

Change-in-Control and Other Severance Arrangements

Change-in-Control Agreements

ABM has entered into change-in-control agreements with each of the NEOs to assure continuity of ABM’s senior management and to provide the NEOs with stated severance compensation should their employment with ABM be terminated under certain defined circumstances following a change in control (as defined in the agreements). The agreements are considered to be “double trigger” arrangements where the payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a change in control, and (2) either the involuntary termination of employment with ABM (other than for “cause” as defined in the agreement) or the termination of employment with ABM by the executive for “good reason” as defined in the agreement. The potential benefits to executives are described in the “Potential Payments Upon Certain Terminations of Employment Following a Change in Control on October 31, 2009” table and the agreements summarized in the narrative.

Other Severance Arrangements

The Board of Directors has adopted a severance plan that provides compensation to executives whose employment is terminated without “cause,” as cause is defined in the employment agreement between the Company and the executive. The plan was adopted following the Compensation Committee’s review of similar plans in the Peer Group and general industry. The plan provides salary and target bonus payments to the Company’s senior executives and salary payments to other executives, with the duration of payments dependent on the level of the executive’s position within the Company. The CEO is not covered under the severance plan although, as discussed in connection with the narrative relating to the Summary Compensation Table for Fiscal Year 2009, his employment agreement provides him with severance payments if he is terminated without cause. ABM expects the severance plan to provide consistency of treatment for officers who are at similar levels in the organization and to protect ABM by requiring a release and post-employment noncompetition restriction as a condition to a severance payment, helping to retain officers during periods of organizational change and assisting in recruiting new executives.

In connection with the adoption of the severance plan, the Compensation Committee also determined in the first quarter of 2008 to revise the form of executive employment agreements to provide, among other things, for post-employment restrictions on competition. As described in connection with the narrative relating to the Summary Compensation Table for Fiscal Year 2009, in the fourth quarter of 2008, the Company entered into employment agreements with Messrs. Lusk, McClure, and Zaccagnini and Ms. McConnell which provide for post-employment restrictions on competitive activities.

In the event payments to Messrs. Lusk, McClure and Zaccagnini and Ms. McConnell are triggered under both the change-in-control agreement and the severance plan in the event of a change of control, the change-in-control agreement states that amounts paid under the severance plan (which are lower) will be credited against and reduce payments under the change-in-control agreement.

Compensation Recovery Policy

In December 2009, the Board of Directors adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the independent members of the Board, or a committee consisting of independent members of the Board designated by the Board, may, in its discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, it is also the Board of Directors’ policy that if the independent members of the Board or a committee consisting of independent members of the Board, determine that an employee who has received a cash incentive payment or an equity award has engaged in conduct constituting “Cause,” as defined in the policy, then the Board or such Committee may take action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such Committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period. “Cause” includes, but is not limited to, serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, and failure to substantially perform employment-related duties or responsibilities.

Accounting and Tax Considerations

The Compensation Committee takes into consideration the accounting, tax and related financial implications to ABM and executives when designing compensation and benefit programs. In general, base salary, annual cash incentive bonus payments, and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided, and equity based compensation expense is recognized over the vesting period of the grant.

Subject to the exceptions and limits described below, ABM deducts for federal income tax purposes all payments of compensation and other benefits to executives. ABM does not deduct nonqualified deferred compensation until the year that the deferred compensation is paid to the executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1 million paid to the CEO or any of the three other most highly compensated executive officers unless the compensation is paid based solely on the attainment of one or more pre-established objective performance goals and certain other requirements are met. It is the Compensation Committee’s preference to qualify its executives’ compensation for deductibility under Section 162(m), to the extent it is consistent with ABM’s best interests. In this regard, the Compensation Committee considers various factors, including the payments of salary and the delivery of shares underlying RSUs, compensation deferral elections, and other matters in connection with its compensation decisions. The Company’s Executive Officer Incentive Plan and 2006 Equity Incentive Plan, both of which have been approved by the Company’s shareholders, have been designed to permit ABM to make incentive payments and awards of Performance Shares and stock options that are not subject to the deduction limits of Section 162(m). From time to time the Compensation Committee has awarded, and may in the future award, compensation that is not fully deductible.

Section 4999 and Section 280G of the Internal Revenue Code provide that certain executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control of ABM and that ABM or its successors could lose an income tax deduction with respect to the payments subject to the excise tax. ABM has change-in-control agreements with the NEOs, but these agreements do not provide for a tax “gross up” or other reimbursement for taxes the executive might be required to pay pursuant to Section 4999 of the Internal Revenue Code. Payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” but only if the reduction would increase the net after-tax amount received by the named executive officer, with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on an after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the severance agreement.

Section 409A of the Internal Revenue Code imposes significant additional taxes and interest on underpayments of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. ABM has structured its programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K, for the fiscal year ended October 31, 2009 and ABM’s 2010 Proxy Statement.

This report is provided by the following independent and outside directors, who comprise the Compensation Committee:

Linda Chavez, Chair
Maryellen C. Herringer
Henry L. Kotkins, Jr.

Compensation of Executive Officers

The following tables and accompanying narrative describe the compensation of the NEOs and the ABM executive compensation program.

Summary Compensation Table for Fiscal Year 2009

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)

Henrik Slipsager,	2009	765,000	0	608,636	548,929	1,050,000	106,414	47,317	3,126,296
President & CEO	2008	765,000	0	456,552	474,394	1,040,000	0	56,730	2,792,676
	2007	700,000	0	139,398	774,477	728,000	20,379	43,277	2,405,531
James Lusk(6)	2009	434,700	0	294,482	73,053	268,986	0	27,318	1,098,539
Executive Vice President & CFO	2008	434,700	0	232,620	58,493	267,656	0	44,110	1,037,579
James McClure	2009	550,000	0	240,697	161,136	483,638	25,854	33,738	1,495,063
Executive Vice President,	2008	550,000	0	233,362	126,120	449,708	113,180	52,352	1,524,722
President — Janitorial	2007	450,000	0	127,720	633,341	343,980	8,259	32,214	1,595,514
Steven Zaccagnini	2009	434,700	0	181,041	97,131	271,586	14,323	30,572	1,029,353
Executive Vice President,	2008	434,700	0	189,223	82,224	310,285	19,365	31,953	1,067,750
President — Facility Services	2007	420,000	0	113,532	536,905	230,630	5,094	28,603	1,334,764
Sarah McConnell(7)	2009	340,000	0	95,893	25,288	147,433	0	37,960	646,574
Senior Vice President, General	2008	318,337	0	76,734	20,477	148,172	0	118,711	682,431
Counsel & Secretary

(1)	Represents amounts recognized for financial statement purposes in fiscal year 2009 for restricted stock units granted in fiscal year 2009 and prior years in accordance with Accounting Standards Codificationtm (“ASC”) 718, “Compensation — Stock Compensation” (“ASC 718”), disregarding the estimate of forfeitures related to service-based vesting conditions. Refer to Note 13, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009, for the relevant assumptions used to determine the compensation expense of such awards.

(2)	Represents amounts recognized for financial statement purposes in fiscal year 2009 for stock options granted in fiscal year 2009 and prior years in accordance with ASC 718, disregarding the estimate of forfeitures related to service-based vesting conditions. Refer to Note 13, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009, for the relevant assumptions used to determine the compensation expense of such awards.

(3)	Amounts shown in this column represent annual performance-based bonus.

(4)	2009 amounts are attributable to the following:

Mr. Slipsager: change in value of SERP, $106,414; and change in value of SAB, $0.

Mr. McClure: change in value of SERP, $25,854; and change in value of SAB, $0.

Mr. Zaccagnini: change in value of SERP, $14,323.

(5)	2009 amounts represent the following:

Mr. Slipsager: ABM contribution to 401(k) plan, $9,800; auto allowance and auto expenses, $14,534; club dues, $17,933; parking, $3,759; and medical exam $1,291.

Mr. Lusk: ABM contribution to 401(k) plan, $9,800; auto allowance and auto expenses, $13,468; parking, $3,600; and credit card fees, $450.

Mr. McClure: ABM contribution to 401(k) plan, $9,800; auto allowance and auto expenses, $12,378; club dues, $10,856; spousal travel benefit, $304; and medical exam $400.

Mr. Zaccagnini: ABM contribution to 401(k) plan, $9,800; auto allowance and auto expenses, $12,991; club dues, $7,281; parking $50; and credit card fees, $450.

Ms. McConnell: ABM contribution to 401(k) plan, $9,800; auto allowance and auto expenses, $10,562; parking, $3,600; and relocation expenses, $13,998.

(6)	For Mr. Lusk, compensation for only fiscal years 2009 and 2008 is shown because he was not a named executive officer in fiscal year 2007.

(7)	For Ms. McConnell, compensation for only fiscal years 2009 and 2008 is shown because she was not a named executive officer in fiscal year 2007. Ms. McConnell’s 2008 salary included amounts paid under a base salary that was in effect until her promotion to General Counsel in May 2008 and amounts paid subsequent to her promotion at a base salary of $340,000.

Messrs. Slipsager, Lusk, McClure and Zaccagnini and Ms. McConnell have employment agreements that provide for annual salaries and bonuses. The annual bonuses for the NEOs in fiscal year 2009 were based on performance objectives for each described under “Compensation Discussion and Analysis.” Year-end measurement against these objectives resulted in payments to Mr. Slipsager of 137% of target, to Mr. Lusk of 113% of target, to Mr. McClure of 117% of target, to Mr. Zaccagnini of 114% of target, and to Ms. McConnell of 108% of target. In addition, the NEOs are eligible for the other compensation programs, benefits and perquisites described above.

In fiscal year 2008, the Compensation Committee reviewed the employment agreements for the NEOs. In connection with this review, the Committee recommended that Mr. Slipsager’s agreement be amended and restated to include, among other things, certain post-employment prohibitions on competition with the Company, and to provide that the term of employment be for a period ending on October 31, 2013. At a meeting of the independent members of the Board of Directors, Mr. Slipsager’s amended and restated employment agreement was approved. The employment agreements for the other NEOs terminate on October 31, 2010. Each employment agreement contains a provision providing for automatic one-year extension unless, in the case of Mr. Slipsager, the Company provides notice 90 days prior to the expiration of the employment agreement that it does not wish to renew, and in the case of the other NEOs, the Company provides such notice within 60 days of the expiration of the employment agreement. Under each employment agreement, the Company has the right to terminate the employment agreement without cause. In the event that the Company terminates Mr. Slipsager’s agreement without cause, he is entitled to receive two times the sum of his base salary and target bonus. In the event that the Company terminates the employment of any of the other NEOs without cause, such NEO is entitled to receive such severance payments as are then-applicable under the Company’s Severance Policy. Currently, such amount upon termination would equal 18 months’ base pay and target bonus in the case of the NEOs who are Executive Vice Presidents, and 12 months’ base pay and target bonus for the NEO who is a Senior Vice President. The employment agreements contain provisions prohibiting competition with the Company for a period of one year following termination of employment. In

December 2009, Mr. Slipsager’s employment agreement was amended to delete certain provisions requiring mandatory deferrals of cash bonus payments, after the Committee determined such provisions were not necessary.

The table below shows payout ranges for the NEOs with respect to non-equity incentive plan awards and equity incentive plan awards, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2009

								All Other	All Other
								Stock	Option		Grant Date
								Awards:	Awards:		Fair Value
		Estimated Possible Payouts			Estimated Future Payouts			# of	# of	Exercise or	of Stock and
		Under Non-Equity Incentive			Under Equity Incentive			Shares or	Shares or	Base Price	Option
		Plan Awards(1)			Plan Awards(2)			Stock	Stock	Options/	Awards(5)
Named Executive Officer	Grant Date	$			$			Units(3)	Units(4)	Awards($)	$
		Threshold	Target	Maximum	Threshold	Target	Maximum

Henrik Slipsager	n/a	n/a	765,000	1,377,000
	1/12/2009				10,684	21,368	26,710				382,500
	1/12/2009							10,684			191,250
	1/12/2009								33,435	17.90	191,250
James Lusk	n/a	71,725	239,085	430,353
	1/12/2009				3,035	6,071	7,588				108,675
	1/12/2009							3,035			54,338
	1/12/2009								9,499	17.90	54,338
James McClure	n/a	123,750	412,500	742,500
	1/12/2009				4,225	8,449	10,561				151,250
	1/12/2009							4,224			75,625
	1/12/2009								13,221	17.90	75,625
Steven Zaccagnini	n/a	71,725	239,085	430,353
	1/12/2009				3,035	6,071	7,588				108,675
	1/12/2009							3,035			54,338
	1/12/2009								9,499	17.90	54,338
Sarah McConnell	n/a	40,800	136,000	244,800
	1/12/2009				1,195	2,391	2,988				42,816
	1/12/2009							1,195			21,408
	1/12/2009								3,742	17.90	21,408

(1)	Represents the annual bonus opportunity for fiscal year 2009. The target award is calculated by multiplying each NEO’s base salary by his/her target bonus percentage. The maximum award is 180% of target for all NEOs. Actual payments made for 2009 are reported in the Summary Compensation Table for Fiscal Year 2009 in the “Non-Equity Incentive Plan Compensation” column. There is no applicable threshold for Mr. Slipsager. Under the 2009 PIP, applicable performance thresholds are set forth for the other NEOs. However, even with achievement of threshold performance, an NEO may receive no award if personal performance objectives are not met.

(2)	Represents Performance Shares granted under the 2006 Equity Incentive Plan in fiscal year 2009. The performance period is based on performance during fiscal year 2009, with vesting of awards to occur on January 12, 2012, if the NEO is an employee of Company on the vesting date. As discussed under Fiscal Year 2009 Equity Incentives, the awards were achieved at 106.6% of target. Amounts set forth in the column “Threshold” represent the number of shares that could have been awarded if a minimum performance threshold was achieved. If such minimum threshold had not been attained, no shares would be awarded.

(3)	Represents RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2009. Fifty percent vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional RSUs, subject to the same terms and conditions as the underlying RSUs.

(4)	Represents options to acquire shares of Company common stock under the 2006 Equity Incentive Plan granted in fiscal year 2009. The exercise price of the options is the closing price of ABM stock on the grant date. Options vest equally on each of the first four anniversaries of the grant date. The options expire seven years from the grant date.

(5)	The amounts shown in this column for stock options were based on the Black-Scholes value available to the Compensation Committee on the date that it approved the awards, which was $5.72 on January 12,

2009. The assumptions used to calculate the Black-Scholes value were: (1) expected life from date of grant of 5.7 years; (2) expected stock price volatility of 43.38%; (3) expected dividend yield of 2.91%; and (4) a risk-free interest rate of 1.35%. A subsequently developed Black-Scholes value was $4.82, using the assumptions set forth in Note 13, “Share-Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

The following table shows the outstanding equity awards held by the NEOs at October 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards					Stock Awards
										Equity
										Incentive
									Equity	Performance
									Incentive	Awards:
									Performance	Market or
								Market	Awards:	Payout Value
								Value of	Number of	of Unearned
		Number of	Number of				Number of	Shares or	Unearned	Shares, Units
		Securities	Securities				Shares or	Units	Shares, Units	or Other
		Underlying	Underlying			Stock	Units of	That	or Other	Rights that
	Option	Unexercised	Unexercised	Option	Option	Award	Stock that	Have Not	Rights that	Have Not
Named Executive	Grant	Options	Options	Exercise	Expiration	Grant	Have Not	Vested	Have Not	Vested(10)
Officer	Date	Exercisable	Unexercisable	Price ($)	Date	Date	Vested	($)	Vested	($)

Henrik Slipsager	12/16/1997(1)	0	20,000	14.703		3/13/2007(5)	7,818	146,822
	3/17/1998(1)	0	5,000	18.297		3/13/2007(6)			15,429	289,757
	12/19/2000(2)	14,828	0	15.375	12/19/2010	1/8/2008(5)	27,511	516,657
	12/19/2000(2)	25,172	0	15.375	12/19/2010	1/8/2008(7)			27,511	516,657
	12/19/2000(1)	0	5,000	15.375		1/12/2009(5)	10,828	203,350
	12/19/2000(3)	80,000	0	15.375	12/19/2010	1/12/2009(9)			21,657	406,718
	9/9/2002(3)	25,000	75,000	16.825	9/9/2012
	6/14/2005(3)	100,000	0	18.300	6/14/2015
	9/14/2005(2)	80,000	20,000	20.900	9/14/2015
	11/29/2005(2)	45,600	11,400	20.830	11/29/2015
	3/13/2007(4)	29,443	29,442	25.740	3/13/2014
	1/8/2008(4)	29,342	88,028	19.050	1/8/2015
	1/12/2009(4)	0	33,435	17.900	1/12/2016

James Lusk	3/19/2007(4)	9,689	9,690	26.000	3/19/2014	3/19/2007(5)	5,625	105,638
	1/7/2008(4)	6,398	19,194	19.480	1/7/2015	3/19/2007(8)			10,228	192,082
	1/12/2009(4)	0	9,499	17.900	1/12/2016	1/7/2008(5)	5,829	109,469
						1/8/2008(7)			12,278	230,581
						1/12/2009(5)	3,076	57,767
						1/12/2009(9)			6,153	115,553

James McClure	3/21/1995(1)	0	4,000	5.625		10/2/2006(5)	3,297	61,918
	12/16/1997(1)	0	15,000	14.703		1/7/2008(5)	8,138	152,832
	3/17/1998(1)	0	5,000	18.297		1/8/2008(7)			16,644	312,574
	12/19/2000(1)	0	5,000	15.375		1/12/2009(5)	4,281	80,397
	12/19/2000(2)	8,494	0	15.375	12/19/2010	1/12/2009(9)			8,563	160,813
	12/19/2000(3)	40,000	0	15.375	12/19/2010
	9/9/2002(3)	20,000	60,000	16.825	9/9/2012
	6/14/2005(3)	120,000	0	18.300	6/14/2015
	9/14/2005(2)	4,512	1,128	20.900	9/14/2015
	10/2/2006(4)	17,734	5,912	18.710	10/2/2013
	1/7/2008(4)	8,672	26,018	19.480	1/7/2015
	1/12/2009(4)	0	13,221	17.900	1/12/2016

Steven Zaccagnini	9/9/2002(3)	10,000	30,000	16.825	9/9/2012	10/2/2006(5)	2,930	55,025
	1/23/2003(2)	27,020	0	15.160	1/23/2013	1/7/2008(5)	6,004	112,755
	1/23/2003(2)	32,980	0	15.160	1/23/2013	1/8/2008(7)			12,278	230,581
	6/14/2005(3)	100,000	0	18.300	6/14/2015	1/12/2009(5)	3,076	57,767
	10/2/2006(4)	15,764	5,225	18.710	10/2/2013	1/12/2009(9)			6,153	115,553
	1/7/2008(4)	6,398	19,194	19.480	1/7/2015
	1/12/2009(4)	0	9,499	17.900	1/12/2016

Sarah McConnell	9/10/2007(4)	5,952	5,952	20.190	9/10/2014	9/10/2007(5)	1,500	28,170
	1/7/2008(4)	1,433	4,300	19.480	1/7/2015	9/10/2007(8)			6,001	112,699
	1/12/2009(4)	0	3,742	17.900	1/12/2016	1/7/2008(5)	1,344	25,240
						1/8/2008(7)			2,750	51.645
						1/12/2009(5)	1,211	22,743
						1/12/2009(9)			2,423	45,504

(1)	Age-vested options. The options become exercisable with respect to 50% of the underlying shares on the optionee’s 61st birthday, and 50% on the optionee’s 64th birthday if still employed. Vested options expire one year after termination of employment. Mr. Slipsager will reach his 61st birthday on January 12, 2016 and his 64th birthday on January 12, 2019. Mr. McClure will reach his 61st birthday on February 14, 2018 and his 64th birthday on February 14, 2021.

(2)	Options become exercisable with respect to 20% of the underlying shares on the anniversary of the grant date for five succeeding years.

(3)	Price-vested options. The options provide that if ABM common stock closes at a designated price for ten days during a period of 30 consecutive trading days within the first four years after grant, the options will become exercisable following the tenth day. Options not vesting during the first four years following the grant date become exercisable on the eighth anniversary of the grant date provided the optionee is employed by the Company.

(4)	Options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.

(5)	Restricted Stock Units (“RSUs”). Fifty percent of the RSUs vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional RSUs, subject to the same terms and conditions as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2009.

(6)	Performance Shares. On March 13, 2007, Mr. Slipsager was granted 14,504 Performance Shares under the 2006 Equity Incentive Plan. The performance period was the three-year period beginning November 1, 2006. If ABM achieved its three-year average revenue target and three-year average profit margin target for the performance period, 70% of the Performance Shares would vest following completion of fiscal year 2009. If ABM exceeded its financial targets, up to 100% of the Performance Shares would vest. If ABM did not meet its financial targets, a smaller percentage of the Performance Shares would vest (with a threshold of 50% of the shares vesting), and no Performance Shares would vest if the three-year average revenue was less than $3.05 billion or the three-year average profit margin was less than 2.25%. Vesting criteria are subject to adjustment by the Compensation Committee for events such as acquisitions and divestitures. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Performance Shares, subject to the same terms and conditions as the underlying Performance Shares. The number of Performance Shares shown represents the threshold number of Performance Shares plus dividend equivalents through October 31, 2009. As described in Fiscal Year 2009 Equity Incentives, a 75% award level was achieved with respect to these Performance Shares.

(7)	Performance Shares. On January 8, 2008, Messrs. Slipsager, McClure, Zaccagnini, Lusk, and Ms. McConnell were granted RSUs in the form of Performance Shares under the 2006 Equity Incentive Plan. Mr. Slipsager was granted 26,246 Performance Shares, Mr. McClure was granted 15,879 Performance Shares, Mr. Zaccagnini was granted 11,714 Performance Shares, Mr. Lusk was granted 11,714 Performance Shares, and Ms. McConnell was granted 2,624 Performance Shares. The performance period is the three-year period beginning November 1, 2008. If ABM achieves its three-year average revenue target and three-year average profit margin target for the performance period, 65% of the Performance Shares will vest following completion of fiscal year 2010. If ABM exceeds its financial targets, up to 100% of the Performance Shares will vest. If ABM does not meet its financial targets, a smaller percentage of the Performance Shares will vest (with a threshold of 50% of the shares vesting), and no Performance Shares will vest if the three-year average revenue is less than $3.7 billion or the two-year average profit margin is less than 2.25%. Vesting criteria are subject to adjustment by the Compensation Committee for events such as acquisitions and divestitures. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Performance Shares, subject to the same terms and conditions as the underlying Performance Shares. The number of Performance Shares shown represents the target number of Performance Shares plus dividend equivalents through October 31, 2009.

(8)	Performance Shares. On March 19, 2007, Mr. Lusk was granted 9,615 Performance Shares under the 2006 Equity Incentive Plan. On September 10, 2007, Ms. McConnell was granted 5,695 Performance Shares under the 2006 Equity Incentive Plan. The performance period is the two-year period beginning November 1, 2007. If ABM achieved its two-year average revenue target and two-year average profit margin target for the performance period, 70% of the Performance Shares would vest following completion of fiscal year 2009. If ABM exceeded its financial targets, up to 100% of the Performance Shares would vest. If ABM did not meet its financial targets, a smaller percentage of the Performance Shares would vest (with a threshold of 50% of the shares vesting), and no Performance Shares would vest if the two-year average revenue was less than $2.8 billion or the two-year average profit margin was less than 2.25%. Vesting criteria are subject to adjustment by the Compensation Committee for events such as acquisitions and divestitures. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Performance Shares, subject to the same terms and conditions as the underlying Performance Shares. The number of Performance Shares shown represents the target number of Performance Shares plus dividend equivalents through October 31, 2009. As described in Fiscal Year 2009 Equity Incentives, a 75% award level was achieved with respect to these Performance Shares.

(9)	Performance Shares. On January 12, 2009, Messrs. Slipsager, McClure, Zaccagnini, Lusk, and Ms. McConnell were granted Performance Shares under the 2006 Equity Incentive Plan. Mr. Slipsager was granted 21,368 Performance Shares, Mr. McClure was granted 8,449 Performance Shares, Mr. Zaccagnini was granted 6,071 Performance Shares, Mr. Lusk was granted 6,071 Performance Shares, and Ms. McConnell was granted 2,391 Performance Shares. The performance period is a one-year period, fiscal year 2009. If ABM achieved its one-year operating cash flow target and one-year change in EBITDA target for the performance period, 100% of the Performance Shares would have been earned and vest following completion of fiscal year 2011. If ABM exceeded its financial targets, up to 125% of the Performance Shares would be earned and vest following completion of fiscal year 2011. If ABM does not meet its financial targets, a smaller percentage of the Performance Shares would be earned (with a threshold of 50% of the shares earned) and vest following fiscal year 2011. Performance share earning criteria are subject to adjustment by the Compensation Committee for events such as acquisitions and divestitures. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Performance Shares, subject to the same terms and conditions as the underlying Performance Shares. The number of Performance Shares shown represents the target number of Performance Shares plus dividend equivalents through October 31, 2009. As described in Fiscal Year 2009 Equity Incentives, a 106.6% award level was achieved with respect to these Performance Shares.

(10)	Determined based on $18.78, the closing price of ABM common stock on October 30, 2009, the end of the last completed fiscal year.

The following table shows the amounts realized upon exercise of stock options and vesting in fiscal year 2009 of shares previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2009

	Option Awards		Stock Awards
			Number of	Value
	Number of Shares		Shares	Realized
	Acquired on	Value Realized on	Acquired on	on Vesting
Named Executive Officer	Exercise	Exercise ($)(1)	Vesting	($)

Henrik Slipsager	0	0	7,612(2)	118,209
James Lusk	0	0	5,550	90,687
James McClure	0	0	10,318	184,692
Steven Zaccagnini	0	0	9,172	164,179
Sarah McConnell	0	0	1,491(3)	30,437

(1)	Amount consists of difference between the closing price of ABM common stock on the date of exercise and the exercise price of the option multiplied by the number of shares acquired on exercise.

(2)	Amount represents RSUs deferred under ABM’s Employee Deferred Compensation Plan. Distribution of shares deferred until March 13, 2016.

(3)	Amount represents RSUs deferred under ABM’s Employee Deferred Compensation Plan. Distribution of shares deferred until September 1, 2024.

Pension and Deferred Compensation Benefits

The following tables and accompanying narrative describe benefits to the NEOs under the SAB, SERP and the Employee Deferred Compensation Plan.

Pension Benefits at 2009 Fiscal Year-End

		Number of	Present Value of	Payment During
		Years of	Accumulated	Last Fiscal Year
Named Executive Officer	Plan Name	Credited Service	Benefit ($)(3)	($)

Henrik Slipsager	SAB(1)	5	34,327	0
	SERP(2)	10	418,270	0
James Lusk	n/a
James McClure	SAB(1)	12	82,115	0
	SERP(2)	10	93,950	0
Steven Zaccagnini	SERP(2)	8	38,240	0
Sarah McConnell	n/a

(1)	SAB, an unfunded service award benefit plan, is a “severance pay plan” as defined in the Employee Retirement Income Security Act (“ERISA”) and covers certain qualified employees. The plan provides participants, upon termination, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002, payable in a lump sum. The amount of the payment is based on the final average W-2 compensation, up to a maximum of $175,000, received by the participant during his or her last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding termination of employment. If the employee is terminated for cause, the employee forfeits any benefits payable under the plan. At the end of fiscal year 2009, 93 active employees were eligible to receive benefits under the plan.

(2)	Individuals noted participate in the SERP, or unfunded retirement plan. Vesting in the SERP occurs after ten years of eligible service. The retirement arrangements provide for monthly benefits for ten years commencing on the respective retirement dates of those executives or age 65, whichever is later. The benefits are vested pro rata during a ten-year vesting period, which began with the participant being named an officer of ABM or a subsidiary. Messrs. Slipsager and McClure are fully vested in the SERP. Effective December 31, 2002, this plan was amended to preclude new participants. When fully vested, the current SERP benefits provide the following for participating NEOs:

SERP Participant	Aggregate Payments

Mr. Slipsager	$1,000,000
Mr. McClure	$250,000
Mr. Zaccagnini	$150,000

These benefits will be paid out 1/120 per month after the later to occur of (1) the executive’s 65th birthday or (2) the executive’s retirement.

(3)	The material assumptions used to calculate the net present value are included in Note 10, “Employee Benefit and Incentive Plans” in the Notes to Consolidated Financial Statements included in ABM’s Annual Report on Form 10-K for the year ended October 31, 2009, except for the assumed retirement age under the SAB plan which is age 62, the age at which an individual is eligible for full benefits under the plan.

The following table shows contributions in fiscal year 2009 by the Company and the NEOs to ABM’s Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2009

	Executive		ABM			Aggregate
Named Executive	Contributions in		Contributions in	Aggregate Earnings		Withdrawals/	Aggregate Balance
Officer	Last Fiscal Year ($)		Last Fiscal Year ($)	in Last Fiscal Year ($)		Distributions ($)	at Last Fiscal Year ($)

Henrik Slipsager	363,280	(1)	—	19,303	(3)	—	725,251
	118,209	(2)	—	26,675	(4)	—	144,884

	481,489		—	45,978		—	870,135
James Lusk	—		—	—		—	—
James McClure	202,102	(1)	—	7,573	(3)	—	310,855
Steven Zaccagnini	18,563	(1)	—	3,115	(3)	—	110,492
Sarah McConnell	53,070	(1)	—	716	(3)	—	53,786
	30,437	(2)	—	(2,430	)(4)	—	28,007

	83,507		—	(1,714)		—	81,793

(1)	Cash deferrals under the Employee Deferred Compensation Plan.

(2)	Deferral of RSUs granted and vested under the 2006 Equity Incentive Plan.

(3)	The interest rate for cash deferrals under the Employee Deferred Compensation Plan in fiscal year 2009 averaged 3.31%.

(4)	Appreciation or depreciation of the value of ABM stock from date of deferral to end of fiscal year.

ABM’s Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $130,000. The Employee Deferred Compensation Plan allows participants to make pre-tax contributions from 1% to 20% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives receive distributions from the Employee Deferred Compensation Plan following termination of employment and may elect to receive these distributions in a single lump sum, four annual installments, or ten annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if, upon termination, a participant wants to change his or her distribution, the change cannot be effective for at least twelve months and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. Effective April 1, 2007, ABM amended the Employee Deferred Compensation Plan to cap interest at 120% of the long term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments, or ten annual installments, based on earlier elections made in accordance with plan provisions.

Potential Benefits on Termination

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon certain terminations of employment after a change of control, resignation or retirement, termination for cause, termination without cause, and death and disability, assuming the termination occurred on October 31, 2009. No cash payments to the NEOs are triggered by a change in control alone.

The following table estimates potential payments for each NEO if there had been a change in control and either the executive had been terminated involuntarily or the executive had terminated employment for “good reason” effective October 31, 2009.

Potential Payments Upon Certain Terminations of Employment
Following A Change In Control on October 31, 2009

					Nonqualified	Present
				Equity Grants	Deferred	Value of
	Unpaid		Health and	Vesting as a	Compensation	Accumulated
	Bonus	Severance	ERISA Welfare	Result of	Aggregate	Pension
Named Executive Officer	for 2009(1) ($)	Compensation(2) ($)	Benefits(3) ($)	CIC(4) ($)	Balance ($)	Benefit(5) ($)	Total(6)($)

Henrik Slipsager	1,050,000	4,590,000	100,000	2,691,735	870,135	452,597	9,754,467
James Lusk	268,986	1,347,570	22,175	620,575	0	0	2,259,306
James McClure	483,638	1,925,000	22,175	1,284,708	310,855	176,065	4,202,441
Steven Zaccagnini	271,586	1,347,570	25,934	918,121	110,492	38,240	2,711,943
Sarah McConnell	147,433	952,000	12,512	202,089	81,793	0	1,395,827

(1)	Amount is actual annual bonus for fiscal year 2009.

(2)	Multiple of the sum of base salary and target bonus for the year in which the change in control occurs.

(3)	For Mr. Slipsager, amount is based on terms of his employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For each of the other NEOs, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)	Value is based on October 30, 2009, closing price of $18.78. Amounts include options vested on October 31, 2009.

(5)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(6)	Amounts do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below.

The change-in-control agreements with the NEOs provide that if a change in control occurs during the term of the agreement, the executive will receive the stated benefits upon involuntary termination (other than for cause) or resignation for good reason prior to the second anniversary of the change in control. A “change in control” of the Company for the NEOs occurs in any of the following scenarios:

•	any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (i) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors.

•	a majority of the Board of Directors ceases to be comprised of incumbent directors.

•	a merger or similar business combination.

•	a sale of substantially all of the Company’s assets.

•	a liquidation of the Company.

The stated benefits for the NEO under the change-in-control agreements consist of:

•	lump sum payment equal to three times the sum of base salary and target bonus for Mr. Slipsager, and two times the sum of base salary and target bonus for other NEOs.

•	continuation of all health benefits or reasonably equivalent benefits for 18 months following the date of termination.

•	lump sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date. In addition, any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to service for the performance period in which the termination takes place will also be paid in a lump sum.

Any payments under the change-in-control agreements will be reduced to the extent that the NEO receives payments under his or her employment agreement with ABM following a termination of employment.

Payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any option award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the named executive officer (the “modified cap”) with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net-after tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. The Compensation Committee amended the forms of stock option agreements for future stock option grants to include the modified cap with the 90 percent severance payment reduction exception. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to certain noncompetition provisions.

Equity grants prior to fiscal year 2006 held by the NEOs vest upon a change of control as defined in the applicable plan. Equity grants after fiscal year 2006 fully vest upon a change in control, subject to the modified cap with the 90% payment reduction exception, except that stock options vest monthly pro rata (based on number of months of service over the vesting period) if the change in control occurs less than one year after the grant.

An NEO who participates in SERP and/or SAB whose employment is terminated or who resigns following a change of control is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits,” above.

The following table estimates potential payments for each NEO if the NEO had retired or resigned from employment with ABM effective October 31, 2009.

Potential Payments Upon Resignation or Retirement on October 31, 2009

			Equity-Based	Nonqualified	Present
	Unpaid	Company	Grants that	Deferred	Value of
	Annual	Portion of	Vest upon	Compensation	Accumulated
	Bonus for	Medical	Retirement or	Aggregate	Pension
Named Executive Officer	2009(1) ($)	Benefit(2) ($)	Resignation(3) ($)	Balance ($)	Benefit(4) ($)	Total(5) ($)

Henrik Slipsager	1,050,000	100,000	715,568	870,135	452,597	3,188,300
James Lusk	268,986	0	254,496	0	0	523,482
James McClure	483,638	0	337,617	310,855	176,065	1,308,175
Steven Zaccagnini	271,586	0	252,636	110,492	38,240	672,954
Sarah McConnell	147,433	0	58,600	81,793	0	287,826

(1)	Amount is actual bonus for fiscal year 2009. No bonus is payable in the event of resignation of employment.

(2)	Amount is based upon the terms of Mr. Slipsager’s employment agreement which provide that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance.

(3)	Value is based on October 30, 2009, closing price of $18.78. Amounts shown only reflect vesting upon retirement as unvested equity does not vest upon resignation of employment.

(4)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(5)	Amounts do not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in SERP and/or SAB who retires or resigns is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits” above. Performance Shares, RSUs, and stock option grants under the 2006 Equity Incentive Plan do not vest upon voluntary termination of employment other than retirement and vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. Stock Option grants prior to the 2006 Equity Incentive Plan are cancelled to the extent not vested upon such a termination of employment.

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated with cause effective October 31, 2009.

Potential Payments Upon Termination With Cause on October 31, 2009

	Nonqualified
	Deferred	Present
	Compensation	Value of Accumulated
	Aggregate Balance	Pension Benefit(1)	Total(2)
Named Executive Officer	($)	($)	($)

Henrik Slipsager	870,135	452,597	1,322,732
James Lusk	0	0	0
James McClure	310,855	176,065	486,920
Steven Zaccagnini	110,492	38,240	148,732
Sarah McConnell	81,793	0	81,793

(1)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(2)	Amounts do not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in the SERP and/or SAB who is terminated for cause is entitled to receive SERP payments (with payments beginning at age 65) and a lump sum SAB payment, except in the case of the SERP, if such termination was for embezzlement of corporate funds and in the case of the SAB, if such termination was due to theft, defalcation or embezzlement. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits” above. An NEO terminated for cause is not eligible to receive a bonus. As defined in each NEO’s employment agreement, “cause” means the occurrence of one of the following: (i) serious misconduct, dishonesty, disloyalty, or insubordination; (ii) the NEO’s conviction (or entry of a plea bargain admitting criminal guilt) of any felony or a misdemeanor involving moral turpitude; (iii) drug or alcohol abuse that has a material or potentially material effect on the Company’s reputation and/or on the performance of NEO’s duties and responsibilities under this Agreement; (iv) failure to substantially perform NEO’s duties and responsibilities under this Agreement for reasons other than death or disability; (v) repeated inattention to duty for reasons other than death or disability; and (vi) any other material breach by the NEO of his or her employment agreement.

Under the 2006 Equity Incentive Plan, vested and unvested stock option awards and unvested Performance Shares and RSUs are cancelled and forfeited upon termination for cause as defined in the 2006 Equity Incentive Plan, and the Company may recover Performance Shares or RSUs settled in ABM stock during the preceding 36 months. In addition, the Company may take the actions described under the caption “Compensation Recovery Policy.” All outstanding unvested stock options granted prior to adoption of the 2006 Equity Incentive Plan are cancelled upon termination for cause.

The following table estimates potential payments for each NEO if the NEO’s employment with ABM were to be terminated without cause effective October 31, 2009.

Potential Payments Upon Termination Without Cause on October 31, 2009

				Equity	Nonqualified	Present
			Company	Grants	Deferred	Value of
	Unpaid		Portion of	Vesting as a	Compensation	Accumulated
	Bonus for	Severance	Medical	Result of	Aggregate	Pension
Named Executive Officer	2009(1) ($)	Payment(2) ($)	Benefit(3) ($)	Termination(4) ($)	Balance ($)	Benefit(5) ($)	Total(6) ($)

Henrik Slipsager	1,050,000	3,060,000	100,000	0	870,135	452,597	5,532,732
James Lusk	268,986	1,010,678	22,175	0	0	0	1,301,839
James McClure	483,638	1,443,750	22,175	0	310,855	176,065	2,436,483
Steven Zaccagnini	271,586	1,010,678	25,934	0	110,492	38,240	1,456,930
Sarah McConnell	147,433	476,000	12,512	0	81,793	0	717,738

(1)	Amount is actual bonus for fiscal year 2009.

(2)	Amount is payable under the CEO Employment Agreement, in the case of the CEO, or the Executive Severance Pay Policy, in the case of the other NEOs.

(3)	For Mr. Slipsager, amount is based on the terms of his employment agreement which provide that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For each of the other NEOs, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)	None of ABM’s equity plans provide for vesting upon termination without cause other than in a change in control. (See table “Potential Payments Upon Certain Terminations of Employment Following a Change in Control on October 31, 2009”).

(5)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(6)	Amount does not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in SERP and/or SAB whose employment is terminated without cause is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits” above.

The Company has adopted a severance program for senior executives of ABM. Prior to adopting the program, the Compensation Committee conducted a review of executive severance policies provided by the Peer Group and general industry practices and discussed executive severance practices with the Compensation Committee’s independent compensation consultant. An executive’s participation in the program is contingent upon the executive’s entering into a form of employment agreement, which contains post-employment noncompetition as well as non-solicitation provisions. The program adopted by ABM applies to certain senior executives who may be terminated without “cause,” as cause is defined in the employment agreement between the executive and ABM, and calls for payments that vary depending upon the position and tenure of the individual. Under provisions of this program, Messrs. Lusk, McClure and Zaccagnini are eligible for payments of 18 months’ base salary and target bonus, as well as payment of ABM’s portion of medical benefits for employees for the 18-month period, and up to 18 months of outplacement services. Ms. McConnell is eligible for payments of 12 months’ base salary and target bonus, as well as payment of ABM’s portion of medical benefits for employees for the 12-month period. The Committee expects that the severance program will provide consistency in the treatment of officers who are at similar levels in the organization, will protect ABM by requiring a release and post-employment and noncompetition restrictions as a condition of severance payments, will help retain officers during periods of organizational change and will help in recruiting new officers. Although Mr. Slipsager does not participate in the severance program, he will receive a severance payment if he is terminated without cause under his employment agreement. Under his employment agreement, Mr. Slipsager would receive two times the sum of his base salary and target bonus and $10,000 per year for a ten-year period for health insurance if he is terminated without cause prior to the expiration of the term of his employment agreement.

The following table estimates potential payments for each NEO if the NEO had been terminated due to death on October 31, 2009.

Potential Payments Upon Death on October 31, 2009

				Equity	Nonqualified	Present
			Company	Grants	Deferred	Value of
	Unpaid		Portion of	Vesting as a	Compensation	Accumulated
	Bonus for	Life	Medical	Result of	Aggregate	Pension
Named Executive Officer	2009(1)($)	Insurance(2) ($)	Benefit(3) ($)	Death(4) ($)	Balance ($)	Benefit(5) ($)	Total ($)

Henrik Slipsager	1,050,000	750,000	50,000	715,568	870,135	452,597	3,888,300
James Lusk	268,986	750,000	0	254,496	0	0	1,273,482
James McClure	483,638	750,000	0	337,617	310,855	176,065	2,058,175
Steven Zaccagnini	271,586	750,000	0	252,636	110,492	38,240	1,422,954
Sarah McConnell	147,433	680,000	0	58,600	81,793	0	967,826

(1)	Amount is actual bonus for fiscal year 2009.

(2)	Amount of life insurance is two times annual salary, up to a maximum of $750,000.

(3)	Amount is based on the terms of Mr. Slipsager’s employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance and that in the event he dies prior to the end of the ten-year term, the Company will pay his spouse $5,000 per year until the earlier of her death or the end of the ten-year term.

(4)	Value is based on October 30, 2009, closing price of $18.78. Amount reflects the vesting of equity grants related to death on October 31, 2009, and includes exercisable stock options on that date.

(5)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

The estate of a participating NEO is entitled to receive SERP payments (with payments beginning at the date the NEO would have become 65), a lump sum SAB payment, and the aggregate balance in the NEO’s deferred compensation account payable in a lump sum. See “Pension and Deferred Compensation Benefits” above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, McClure, Zaccagnini and Lusk and $680,000 for Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of death. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of death, except under certain plans that provide for vesting of options granted after April 19, 1999, if the optionee is at least age 64 and dies while in the service of ABM.

The following table estimates potential payments for each NEO if the NEO had been terminated due to disability on October 31, 2009.

Potential Payments Upon Disability on October 31, 2009

				Nonqualified	Present
		Company	Equity Grants	Deferred	Value of
		Portion of	Vesting as a	Compensation	Accumulated
	Unpaid Bonus	Medical	Result of	Aggregate	Pension
Named Executive Officer	for 2009(1) ($)	Benefit(2) ($)	Disability(3) ($)	Balance ($)	Benefit(4) ($)	Total ($)

Henrik Slipsager	1,050,000	100,000	715,568	870,135	452,597	3,188,300
James Lusk	268,986	0	254,496	0	0	523,482
James McClure	483,638	0	337,617	310,855	176,065	1,308,175
Steven Zaccagnini	271,586	0	252,636	110,492	38,240	672,954
Sarah McConnell	147,433	0	58,600	81,793	0	287,826

(1)	Amount is actual bonus for fiscal year 2009.

(2)	Amount is based upon the terms of Mr. Slipsager’s employment agreement which provide that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance.

(3)	Value is based on October 30, 2009, closing price of $18.78. Amount reflects the vesting of equity grants related to disability on October 31, 2009, and includes exercisable stock options on that date.

(4)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

A participating NEO who is disabled is entitled to receive SERP payments (with payments beginning at the date the NEO becomes 65), a lump sum SAB payment, and the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits” above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, McClure, Zaccagnini and Lusk and $680,000 for Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of disability. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of disability.

Director Compensation for Fiscal Year 2009

The following table shows fiscal year 2009 compensation for ABM’s non-employee directors. Mr. Rosenberg served as a director during part of fiscal year 2009. Mr. Rosenberg retired from the Board on March 3, 2009. J. Philip Ferguson was elected to the Board on December 6, 2009. Accordingly, Mr. Ferguson received no compensation in fiscal year 2009 and is not included in the table.

Non-Employee Director Compensation for Fiscal Year 2009

					Pension Value
					and
				Non–Equity	Change in
				Incentive	Deferred	Other
	Fees Earned	Stock	Option	Compensation	Compensation(4)	Compensation(5)	Total
	or Paid in Cash(1) ($)	Awards(2) ($)	Awards(3) ($)	($)	($)	($)	($)

Dan T. Bane	74,000	30,405	0	0	0	—	104,405
Linda Chavez	88,500	47,048	24,066	0	0	—	159,614
Anthony G. Fernandes	95,000	60,718	0	0	0	—	155,718
Luke S. Helms	94,000	64,406	21,205	0	0	—	179,611
Maryellen Herringer	112,000	64,406	21,205	0	0	—	197,611
Henry L. Kotkins, Jr.	77,000	47,048	22,474	0	0	—	146,522
Theodore T. Rosenberg	26,000	16,060	93	0	0	27,702	69,855
William W. Steele	81,000	64,406	21,205	0	0	—	166,611

(1)	Amount includes retainers, Board and Committee meeting fees, and retainers paid to the Chairman of the Board and to Committee Chairs. Amounts relating to Mr. Rosenberg also reflect certain prorations relating to service as a director for less than the full fiscal year. Amounts shown for Mss. Herringer and Chavez and Messrs. Helms and Fernandes reflect a payment of $4,000 to each for work related to Board self-evaluation process and the evaluation of the performance of the Chief Executive Officer.

(2)	Represents amounts recognized for financial statement purposes in fiscal year 2009 for RSUs granted in fiscal year 2009 and prior years in accordance with ASC 718, disregarding the estimate of forfeitures related to service-based vesting conditions. Refer to Note 13, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009, for the relevant assumptions used to determine the compensation expense of such awards. The grant for 2009 for each director was 4,797 RSUs, which was calculated by dividing $70,000, by $14.59, which was the fair market value of ABM common stock on the grant date, March 3, 2009. As of October 31, 2009, the aggregate number of RSUs held by each current director was: Mr. Bane 6,260; Ms. Chavez 8,945; Mr. Fernandes 9,803; Mr. Helms 8,025; Ms. Herringer 9,147; Mr. Kotkins 19,713; Mr. Rosenberg 0; and Mr. Steele 14,486.

(3)	Represents amounts recognized for financial statement purposes in fiscal year 2009 for stock options granted in 2006 and prior years in accordance with ASC 718, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no stock option grants to directors in fiscal year 2009. Refer to Note 13, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009, for the relevant assumptions used to determine the compensation expense of such awards. At October 31, 2009, the aggregate number of stock options held by each current director was: Mr. Bane 0; Ms. Chavez 46,000; Mr. Fernandes 0; Mr. Helms 72,000; Ms. Herringer 72,000; Mr. Kotkins 52,000; and Mr. Steele 60,000.

(4)	Represents above-market interest earned in fiscal year 2009 on deferred compensation in accordance with the Director Deferred Compensation Plan.

(5)	Represents amounts relating to spousal travel benefit and Mr. Rosenberg’s participation in certain ceremonies at the New York Stock Exchange commemorating the 100th anniversary of the founding of the Company by Mr. Rosenberg’s father.

Director Compensation Elements

ABM compensates directors through a combination of annual retainers, Board meeting fees and equity grants. In addition, a retainer is paid to the Chairman of the Board and to the Chairs of the various Board committees, and meeting fees are paid to members of the various Board committees.

In fiscal year 2009, non-employee directors received an annual retainer of $40,000, and meeting fees of $2,000 for each Board and Audit Committee meetings and $1,500 for each meeting of the Compensation Committee, Governance Committee and Executive Committee. In addition, the Chairman of the Board received an additional retainer of $40,000 per year; the Chair of the Audit Committee received an additional retainer of $15,000 per year; the Chair of the Compensation Committee received an additional retainer of $7,500 per year; and the Chairs of the Governance and Executive Committee received additional retainers of $5,000 per year. ABM also reimburses its non-employee directors for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors who invest significant time above and beyond the normal requirements of service on the Board of Directors or a committee thereof, receive $2,000 per day for such service provided that the Governance Committee recommends such payment and the payment is approved by the Chairman of the Board of Directors.

During fiscal year 2009, the Governance Committee undertook a review of the elements of director compensation. Based on this review, the Governance Committee recommended changes to director compensation, to be effective January 1, 2010. The Board of Directors approved an annual retainer of $70,000 and fees for committee meetings in the amount of $2,000 for each Audit Committee meeting and $1,500 for each meeting of the Governance, Compensation and Executive Compensation Committees. In connection with these changes, the Board of Directors eliminated fees based on attendance at meetings of the Board of Directors. Annual retainers for the Chairman of the Board, and Chairs of the Audit, Compensation, Governance and Executive Committee were not changed from fiscal year 2009.

During fiscal year 2009, the Board of Directors also approved the participation by Directors in Company-sponsored health benefit plans. All of the direct costs associated with a director’s participation in such a plan, including all premium costs, are borne by a Director who elects to participate in such a plan.

The Board of Directors has established an annual equity grant program for non-employee directors under the 2006 Equity Incentive Plan. The Board of Directors believes that equity-based grants align the interests of shareholders and directors and lead to the accumulation of ABM common stock by directors. These grants are in part designed to help non-employee directors attain their targeted ownership under the Director Stock Ownership and Retention Guidelines, discussed below. In the annual equity grant program, on the date of the annual meeting of shareholders each year, beginning with the 2007 Annual Meeting of Shareholders, each of the non-employee directors received a grant of restricted stock units (“Director RSUs”) with a value of $70,000, calculated by dividing $70,000 by the closing price of ABM common stock on the date of the grant. Based on the recommendations of the Governance Committee previously discussed, and commencing with the 2010 Annual Meeting of Shareholders, the Board increased the value of the annual grant of Director RSUs to $80,000, with the number of Director RSUs calculated by dividing $80,000 by the closing price of ABM common stock on the date of the grant.

The Director RSUs vest in pro rata amounts over a three-year period on the date of the Company’s Annual Meeting of Shareholders. The Director RSUs are credited with dividend equivalents that are converted to Director RSUs on the same terms and conditions as the underlying Director RSUs. The Director RSUs will be settled in shares of common stock upon the date of vesting.

Director Stock Ownership and Retention Guidelines

The Board of Directors believes that directors more effectively represent ABM’s shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Accordingly, in 2006 the Board of Directors adopted the ABM Director Stock Ownership and Retention Guidelines and established the target ownership for a director as ABM shares with a fair market value of three times the then current annual retainer for directors. The Governance Committee periodically assesses the guidelines and directors’ ownership relative to these guidelines and makes recommendations as appropriate. The Board believes that the payment of a significant portion of director compensation in the form of RSUs will facilitate directors in building their ownership of ABM common stock. In addition, to further directors’ compliance with the stock ownership guidelines, the Board has established holding period requirements for directors receiving equity compensation awards under the 2006 Equity Incentive Plan. Directors who are not at their targeted stock ownership level must hold 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan net of any shares sold to pay the exercise price (if any) and an amount equal to the taxes that would have been withheld by ABM were the director an employee. In addition, until the target is met, a director must defer receipt of 25% of restricted stock grants with settlement to occur in stock beginning six months after retirement from the Board.

Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan For Non-Employee Directors (“Director Deferred Compensation Plan”). Effective January 1, 2009, plan participants may elect to defer receipt of all or any portion of their annual cash retainers and meeting fees until they cease to be members of the Board. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. Any prime rate up to 6% will be considered in full and 1/2 of any prime rate over 6% will be considered; provided, however, after October 1, 2008, the interest rate will not exceed 120% of the long-term applicable federal rate (compounded quarterly) as published by the Internal Revenue Service. In addition, effective with the Annual Meeting in 2009, directors may defer the receipt of Director RSUs in the Director Deferred Compensation Plan. When a director ceases to be a member of the Board, the amount attributable to RSUs held in the individual’s Director Deferred Compensation Plan account will be settled in ABM common stock and distributed to the director.

Other Arrangements

ABM has entered into indemnification agreements with its directors. These agreements, among other things, require ABM to indemnify its directors against certain liabilities that may arise in connection with their services as directors to the fullest extent provided by Delaware law. ABM permits non-employee directors to participate in ABM’s health benefit plans. Directors who elect to participate pay the entire direct costs of participation in such plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for the Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which ABM or its subsidiaries is a participant and in which any director, executive officer, holder of more than 5% of the outstanding shares of ABM common stock or any immediate family member of any of these persons has a direct or indirect material interest. Such transactions may include employment or consulting relationships with a related person or contracts under which ABM receives goods or services from (or provides goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. Directors and executive officers are required to inform ABM of any such transaction promptly after they become aware of it, and ABM also collects information from directors and executive officers about their affiliations and the affiliations of their family members. The policy does not require review of the following transactions:

•	the compensation of executive officers and directors approved in accordance with ABM corporate governance principles and the Compensation Committee charter;

•	transactions with entities where the director, executive officer, more than 5% shareholder or immediate family member’s sole interest is as a director of the entity;

•	transactions with entities where the director, executive officer, more than 5% shareholder or immediate family member’s sole interest arises from direct or indirect ownership, together with any other related persons, of less than 10% equity interest in such entity (other than partnerships);

•	transactions with entities where the director, executive officer, more than 5% shareholder or immediate family member’s sole interest arises from such person’s position as a limited party in a partnership in which the person and all other related parties have an interest of less than 10%, and the person is not a general partner and does not hold another position in the partnership; and

•	transactions in which all security holders receive proportional benefits.

Generally, transactions that are determined by ABM’s General Counsel to be covered by the policy are subject to a determination of materiality by the Board and, if so determined to be material to the related party, must be approved or ratified by the Board. The Board approves or ratifies a transaction if it determines, in its business judgment based on the available information, that the transaction is fair and reasonable to ABM and consistent with the best interests of ABM.

Transactions with Related Persons

The General Counsel informed the Board, based on a review of potential transactions with related persons, that there were no transactions involving related persons requiring review by the Board in fiscal year 2009 under the terms of the Related Party Transactions Policy.

Mr. Steele is a current director. He retired as an officer and employee of ABM in October 2000. Pursuant to his previous employment contract, ABM is paying retirement benefits of $8,333 per month to Mr. Steele for a ten-year period ending June 2011. ABM also contributes $901 per month for medical and dental insurance for Mr. Steele and his spouse (until each is age 75) and provides him with $150,000 in life insurance coverage for the remainder of his life. In addition, under the terms of the previous employment contract, ABM pays certain club dues for Mr. Steele, which in 2009 amounted to $6,087.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee reviews ABM’s financial reporting process on behalf of the Board and selects ABM’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent, integrated audit of ABM’s consolidated financial statements and the effectiveness of internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.

The Board adopted a written charter for the Audit Committee, which is reviewed annually and was most recently amended in January 2009. The Charter of the Audit Committee is available on ABM’s Web site under “Governance” at http://investor.abm.com/governance.cfm. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of ABM’s results in its fiscal year 2009 consolidated financial statements. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2009 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with ABM’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls over financial reporting, and the overall quality of ABM’s financial reporting processes.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the auditors their independence. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

Audit Committee

Anthony G. Fernandes, Chair
Dan T. Bane
J. Philip Ferguson
Luke S. Helms
William W. Steele

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control during the fiscal years ended October 31, 2009 and 2008, and fees for other services rendered by KPMG LLP during those periods.

	2009	2008

Audit fees(1)	$5,290,000	$6,905,100
Audit related fees(2)	97,500	127,480
Tax fees	0	0
All other fees	0	0

Total	$5,387,500	$7,032,580

(1)	Audit fees consisted of audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q.

(2)	Audit-related fees consisted principally of audits of employee benefit plans and services in connection with certain filings with the Securities and Exchange Commission.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were pre-approved under the Audit Committee’s pre-approval policy.

PROPOSAL 2 — RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

The Audit Committee has selected KPMG LLP, a registered public accounting firm and ABM’s independent registered public accounting firm for fiscal year 2009, as ABM’s independent registered public accounting firm for the fiscal year ending October 31, 2010.

The Board is asking shareholders to ratify the selection of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2010. Although current law, rules, and regulations as well as the Charter of the Audit Committee require that ABM’s independent registered public accounting firm be selected and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. In the event that this selection of the independent registered public accounting firm is not ratified by shareholders, the Audit Committee will review its future selection of independent registered public accounting firms. Representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PROPOSAL 3 — APPROVE AMENDMENT
OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

The Company’s stockholders are being asked to approve an amendment to the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”) that will increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares (approximately 1.9% of the issued shares of Common Stock as of December 31, 2009). The ESPP allows employees to purchase shares of the Company’s Common Stock through payroll deductions.

The Board of Directors adopted the proposed amendment on January 11, 2010, subject to shareholder approval. The following description of the ESPP, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the ESPP, as proposed to be amended and restated. A copy of the ESPP, as proposed to be amended and restated is attached hereto as Appendix A.

Summary of the ESPP

The purpose of the ESPP is to provide employees of the Company and its domestic subsidiaries with an opportunity to purchase the Company’s Common Stock on a tax advantaged basis at a discount from the prevailing fair market value of the Company’s stock, and thus have an additional incentive to contribute to the success of the Company. It is intended that the ESPP satisfy the requirements of Section 423 of the Internal Revenue Code.

Number of Shares under the ESPP

As amended, the ESPP provides for the issuance of up to 3,000,000 shares of the Company’s Common Stock (including the 1,000,000 shares of Common Stock reserved subject to approval of the stockholders in this Proposal).

Administration

The Compensation Committee of the Board of Directors has appointed the Administrative Committee, a committee comprised solely of officers of the Company, to administer the ESPP. The Administrative Committee has full power to interpret the ESPP, and its decisions are final and binding upon all participants.

Term

The Board of Directors may terminate, suspend or amend the Plan at any time.

Eligibility

Generally, all employees of the Company and its domestic subsidiaries are eligible to participate in the ESPP. No employee who owns 5% or more of either the voting power or the value of all classes of stock of the Company may participate in the ESPP. In addition, no employee may purchase shares which exceed $25,000 in fair market value in any calendar year under the ESPP. As of December 31, 2009, there were approximately 92,000 employees eligible to purchase in the ESPP.

Participation

An employee may join the ESPP by authorizing after-tax payroll contributions to be deducted from gross wages. The deduction may not exceed 10% of the employee’s cash compensation. A participant’s right to participate in the ESPP ends when the participant’s employment ends.

The ESPP has monthly offering periods. Each participant is granted a right to purchase shares of Common Stock of the Company during offering periods of one month in duration commencing on the first day of each month in each calendar year. The right will generally expire at the end of the offering period or upon termination of employment, whichever is earlier. The last day of each offering period is the purchase date.

Purchases

Under the ESPP, shares will be purchased at a price equal to 95% of the fair market value of one share of Common Stock on the day on which the shares are purchased. On December 31, 2009, the closing price for the Common Stock of the Company was $20.66 per share. The number of shares of Common Stock that a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. Shares purchased pursuant to the ESPP are subject to a minimum holding period of six months following purchase before sale of the shares shall be permitted.

Termination of Employment

If a participant retires, dies or terminates employment other than on the last working day of a month, no payroll deduction shall be taken from any pay due and owing to him or her at such date. The balance in the participant’s account shall be paid to the participant, or, in the event of death, to the participant’s beneficiaries.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

Upon occurrence of a “split” of outstanding shares of the Company’s Common Stock, the payment of a stock dividend or a consolidation of shares of the Company’s Common Stock, the number of shares of Common Stock reserved for issuance under the ESPP, the maximum number of shares available for purchase under the ESPP and the shares covered by outstanding grants to participants shall be adjusted proportionately, and the purchase price for each participant shall be adjusted proportionally. In the event of any other change affecting the Company’s Common Stock, the Board of Directors shall make such adjustment as may be deemed equitable by the Board.

Participation Elections

A participant may increase or decrease his or her payroll deduction by filing a new payroll deduction authorization form. The new payroll deduction form becomes effective on the first day of the next month following receipt of the form. A payroll deduction may be increased only once and decreased only once during an offering period. A participant may draw out the balance accumulated in his or her account at any time, and thereby withdraw from the offering. The participant may not thereafter participate during the remainder of the offering period. Partial withdrawals are not permitted.

New Plan Benefits

Because benefits under the ESPP depend on employees’ elections to participate in the plan and the fair market value of Company shares at various future dates, it is not possible to determine future benefits that will be received by participants in the plan. Under the terms of the ESPP, an eligible employee who participates in the plan may not purchase more than $25,000 worth of shares in any calendar quarter. Non-employee directors are not eligible to participate in the ESPP.

U.S. Federal Income Tax Consequences

If stockholders approve the amendment to the ESPP, as described above, the ESPP, and the right of participants to make purchases thereunder, should qualify for treatment under the provisions of Section 423 of the Internal Revenue Code. Under those provisions, no income will be taxable to a participant for United States federal income tax purposes until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon the sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than one year after the purchase date and two years or more from the applicable offering date, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 5% of the fair market value of the shares on the last trading day of their purchase period. Any additional gain should be treated as long-term capital gain. If the sales price is less than the purchase price, then the participant will not recognize any ordinary income and such excess will be treated as a long-term capital loss.

If the shares are sold or otherwise disposed of before the expiration of the one-year or two-year holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed by the Company.

The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option to purchase shares and ending with the disposition of the Common Stock acquired through the exercise of the option. Different or additional rules may apply with respect to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of October 31, 2009, with respect to the plans under which the Company’s common stock is authorized for issuance. The plans include the 2006 Equity Incentive Plan, 2004 Employee Stock Purchase Plan, Time-Vested Incentive Stock Option Plan (the “Time-Vested Plan”), the 1996 Price-Vested Performance Stock Option Plan (the “1996 Plan”), the 2002 Price-Vested Performance Stock Option Plan (the “2002 Plan”) and the Executive Stock Option Plan (also known as Age-Vested Career Stock Option Plan) (the “Age-Vested Option Plan”). No shares are available for future grant under the Time-Vested Plan, the 1996 Plan, the 2002 Plan and the Age-Vested Stock Option Plan.

Equity Compensation Plan Information

					Number of Securities
					Remaining Available
					for Future Issuance
					Under Equity
	Number of Securities		Weighted-Average		Compensation Plans
	to be Issued Upon		Exercise Price of		(Excluding
	Exercise of		Outstanding		Securities
	Outstanding Options,		Options, Warrants		Reflected in Column
Plan Category	Warrants and Rights(a)		and Rights(b)		(a))(c)

Equity compensation plans approved by security holders	4,542,527	(1)	$17.38	(2)	3,540,597	(3)
Equity compensation plans not approved by shareholders	0		n/a		0

TOTAL	4,542,527		$17.38		3,540,597

(1)	Includes 687,468 and 407,430 shares that may be issued to settle outstanding restricted stock units and performance shares, respectively.

(2)	The weighted-average exercise price in column (b) does not take into account the awards referenced in note (1) above.

(3)	Includes 293,174 shares available for issuance under the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2009, by (1) the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of December 31, 2009, (2) each named executive officer, (3) each director and nominee, and (4) all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

	Amount and Nature of
Name and Address(1)	Beneficial Ownership		Percent of Class(2)

Bank of America Corporation(3)	3,766,058		7.26%
NB Holdings Corporation BAC North America Holding Company BANA Holding Corporation Bank of America, N.A. Columbia Management Group, LLC Columbia Management Advisors, LLC
Banc of America Investment Advisors, Inc. 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255
Blackrock, Inc.(4)	3,551,594		6.85%
40 East 52nd Street New York, NY 10022
Franklin Resources, Inc.(5)	4,322,694		8.33%
Charles B. Johnson Rupert H. Johnson, Jr.
One Franklin Parkway San Mateo, CA 94403-1906
Franklin Advisory Services, LLC One Parker Plaza, Ninth Floor Fort Lee, NJ 07024-2938
Kayne Anderson Rudnick Investment Management, LLC(6)	3,312,479		6.39%
1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067
Lord Michael A. Ashcroft(7)	3,401,258		6.56%
4 Marine Parade Belize City, Belize
Theodore T. Rosenberg(8)	4,823,454		9.30%
The Theodore Rosenberg Trust 295 89th Street, Suite 200 Daly City, CA 94015
Dan T. Bane	6,303		*
Linda Chavez	47,095	(9)	*
J. Philip Ferguson	556		*
Anthony G. Fernandes	10,627		*
Luke S. Helms	128,976	(10)	*
Maryellen C. Herringer	142,489	(11)	*
Henry L. Kotkins, Jr.	74,850	(12)	*
James S. Lusk	43,326	(13)	*
James P. McClure	328,207	(14)	*
Sarah H. McConnell	16,793	(15)	*
Henrik C. Slipsager	591,155	(16)	1.14%
William W. Steele	166,460	(17)	*
Steven Zaccagnini	227,657	(18)	*
Executive officers and directors as a group (17 persons)	1,945,982	(19)	3.75%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the beneficial owners listed below is ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

(2)	Based on a total of 51,871,551 shares of ABM common stock outstanding as of December 31, 2009.

(3)	Share ownership is as of December 31, 2008. Based on a Schedule 13G filed by each of the listed persons with the Securities and Exchange Commission on February 12, 2009. Bank of America indicated in the filing that Bank of America, NA had sole voting power for 2,188,955 shares, shared voting power for 1,349,561 shares, sole dispositive power for 1,215,072 shares and shared dispositive power for 2,550,986 shares.

(4)	Share ownership is as of December 31, 2009. Based on a Schedule 13G filed by Blackrock, Inc. (“Blackrock”) with the Securities and Exchange Commission on January 29, 2010. Blackrock indicated in the filing sole voting power and sole dispositive power for all the shares.

(5)	Share ownership is as of December 31, 2008. Based on a Schedule 13G filed by each of the listed persons with the Securities and Exchange Commission on February 6, 2009. Franklin Resources indicated in the filing that Franklin Advisory Services LLC had sole voting power for 4,259,294 shares and sole dispositive power for 4,322,694 shares.

(6)	Share ownership is as of December 31, 2008. Based upon a Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) with the Securities and Exchange Commission on February 10, 2009. Kayne indicated in the filing sole voting power and sole dispositive power for all the shares.

(7)	Share ownership is as of October 22, 2008. Based upon a Schedule 13D filed by Lord Michael A. Ashcroft (“Ashcroft”) with the Securities and Exchange Commission on October 23, 2008. Ashcroft indicated in the filing sole voting power and sole dispositive power for all the shares.

(8)	Includes 4,822,824 shares of ABM common stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only trustee and sole beneficiary; and 630 shares of ABM common stock held by Mr. Rosenberg’s wife.

(9)	Includes 38,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(10)	Includes 70,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(11)	Includes 70,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(12)	Includes 44,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(13)	Includes 24,859 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(14)	Includes 231,390 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(15)	Includes 9,753 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(16)	Includes 467,086 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(17)	Includes 13,860 shares of ABM common shares held in a trust for his son, and 58,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009. Mr. Steele disclaims beneficial ownership of the shares held by the trust.

(18)	Includes 200,934 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2009.

(19)	Includes those persons who were executive officers and directors on December 31, 2009 and includes 1,334,623 shares subject to outstanding options held by those executive officers and directors that were exercisable on or within 60 days after December 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that during fiscal year 2009 all forms required to be filed by its executive officers and directors under Section 16(a) were filed on a timely basis.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2010 Annual Meeting. If other matters properly come before the Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) under the Exchange Act.

2011 ANNUAL MEETING OF
SHAREHOLDERS

Shareholder proposals intended for inclusion in the 2011 proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, NY, 10176, and must be received by October 4, 2010. ABM’s bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with requirements of the bylaws, not later than December 1, 2010 and not earlier than November 1, 2010.

Appendix A

2004 EMPLOYEE STOCK PURCHASE PLAN
As amended and restated January 11, 2010

The purpose of this 2004 Employee Stock Purchase Plan (the “Plan”) is to provide employees the opportunity to purchase shares of the common stock of ABM Industries Incorporated (“Shares”) through annual offerings to be made until March 9, 2014. An aggregate of 3,000,000 Shares may be issued under the Plan. The Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code and its provisions shall be interpreted in a manner consistent with this intent.

1.  ELIGIBILITY.

Only employees of ABM Industries Incorporated (the “Corporation”) and its domestic subsidiary corporations will be eligible to participate in the Plan. All such employees who are employees on the first day of the applicable Offering Period (as defined below) will be eligible to participate, except employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation and any current or future parent and/or subsidiary corporation(s) of the Corporation. An employee shall be considered as owning stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

2.  OFFERINGS.

Prior to May 1, 2006, the Plan shall be implemented by granting eligible employees the right to purchase Shares (an “Offering”) during offering periods of six months duration (each such period being referred to herein as a “Six-Month Offering Period”) commencing on the first day of May and November in each calendar year. Effective May 1, 2006, the Plan shall be implemented by granting eligible employees an Offering during offering periods one month in duration (each such period being referred to herein as a “Monthly Offering Period” and Six-Month Offering Periods and Monthly Offering Periods collectively denominated as “Offering Periods”) commencing on first day of each month in each calendar year.

3.	PARTICIPATION.

(a) An employee eligible on the first day of the Offering Period (the “Offering Date”) of any Offering may participate in such Offering by completing and forwarding a Payroll Deduction Authorization for Purchase of ABM Stock form (“Payroll Deduction Authorization Form”) to the Payroll Department at such employee’s branch location on or before the Offering Date. The form will authorize a regular payroll deduction from the employee’s compensation.

(b) Unless otherwise indicated, a participating employee shall automatically participate in the first Offering which commences immediately after the expiration of each Offering in which such employee acquires Shares upon expiration of the Offering Period. A participating employee is not required to file an additional Payroll Deduction Authorization Form in order to automatically participate therein. Unless otherwise indicated in an additional Payroll Deduction Authorization Form, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering shall equal the rate applicable to the previously expired Offering.

4.  DEDUCTIONS.

The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a regular payroll deduction with a minimum of 1% of Compensation up to a maximum of 10% of the Compensation he or she receives during the Offering Period specified for the Offering (or during such portion thereof as he or she may elect to participate).

5.  DEDUCTION CHANGES.

Prior to May 1, 2006, an employee may at any time increase or decrease his or her payroll deduction by filing a new Payroll Deduction Authorization Form. The change will become effective for the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any Offering Period. An employee will be deemed to have withdrawn from an Offering if such employee reduces the payroll deduction amount to zero. In such event, any payroll deductions accumulated prior to an Offering will be refunded to the employee. Effective May 1, 2006, an employee may increase or decrease his or her payroll deduction by filing a new Payroll Deduction Authorization Form, which will become effective on the first day of the next Monthly Offering Period after receipt of the form.

6.  WITHDRAWAL OF FUNDS.

An employee may at any time and for any reason draw out the balance accumulated in his or her account, and thereby withdraw from participation in an Offering. The employee may not thereafter participate during the remainder of the Offering Period specified for the Offering. Partial withdrawals will not be permitted.

7.	PURCHASE OF SHARES.

(a) Each employee participating in any Offering under this Plan will be granted, upon the Offering Date of such Offering, a right to purchase as many Shares as he or she may elect to purchase for up to 10% of Compensation received during the specified Offering Period to be paid by regular payroll deductions during such period.

(b) Prior to May 1, 2006, the Purchase Price for each Share purchased under any Six-Month Offering Period will be the lesser of:

(1) 85% of the fair market value of one Share on the Offering Date of such Offering or

(2) 85% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan.

(c) Effective May 6, 2006, the Purchase Price for each Share purchased under any Monthly Offering Period will be 95% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan.

(d) At any time, the Board of Directors of the Corporation (the “Board”) reserves the right to further increase the Purchase Price for each Share under this Plan in the event of changes in the rules for financial reporting as set forth by the Financial Accounting Standards Board, the Securities and Exchange Commission, and/or the New York Stock Exchange.

(e) Prior to May 1, 2006 as of the last day of each calendar month during any Six-Month Offering Period and effective May 1, 2006 as of the last day of any Monthly Offering Period, the account of each participating employee shall be totaled and the employee shall be deemed to have exercised his or her right to purchase Shares at the applicable price in effect on the last trading day of the applicable month. Such purchase shall be for lesser of (i) the number of full Shares purchasable with the funds in his or her account at such price or (ii) the maximum number of Shares which may be purchased by the employee in the Offering (as determined pursuant to Section 8) and prior to May 1, 2006, less the number of Shares, if any, previously purchased under the same Offering. The employee’s account shall be charged for the amount of the purchase, and a book entry shall be credited on the books and records of the Corporation for the Shares so purchased.

(f) Payroll deductions may be made under each Offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for each such Offering. Any balance in an employee’s account which is not used to purchase Shares because of the application of the maximum Share limitation as determined pursuant to Section 8, shall be returned to the participating employee.

8.  LIMITATION ON PURCHASE OF SHARES.

Anything contained in this Plan notwithstanding, no employee may be granted a right to purchase which permits such employee’s rights to purchase stock under all employee stock purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time. For this purpose (a) the right to purchase stock accrues when such right (or any portion thereof) first becomes exercisable during the calendar year; (b) the right to purchase stock accrues at the rate provided in the Offering, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such right to purchase is granted) for any one calendar year; and (c) a right to purchase which has accrued under one Offering may not be carried over to any other Offering.

9.  RESTRICTION ON SALE OF SHARES.

Shares purchased pursuant to this Plan are subject to a minimum holding period of six months following purchase before sale of such Shares shall be permitted. All certificated Shares issued pursuant to a purchase under this Plan shall bear a legend stating this minimum holding period.

10.  BOOK ENTRIES.

Book entries shall be credited on the books and records of the Corporation for the Shares purchased only in the name of the employee, or if he or she so indicated on his or her Payroll Deduction Authorization Form, jointly with a member of his or her family with rights of survivorship.

11.  DEFINITIONS.

“Compensation” means all cash compensation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Fair Market Value” means the average of the high and low prices of the Corporation’s Common Stock composite transactions on the New York Stock Exchange on the applicable day, or if no sales were made on that day, the average of the high and low prices on the next preceding day on which sales are made.

“Parent corporation” means a corporation described in Section 424(e) of the Code.

“Subsidiary corporation” means a corporation described in Section 424(f) of the Code.

12.  RIGHTS AS A STOCKHOLDER.

None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under this Plan unless and until a book entry has been credited on the books and records of the Corporation for the Shares purchased.

13.  RIGHT ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT.

Prior to May 1, 2006, in the event of a participating employee’s retirement, death, or termination of employment other than on the last working day in the month of October or April during an Offering Period, no payroll deduction shall be taken from any pay due and owing to him or her at such time. Effective May 1, 2006, in the event of a participating employee’s retirement, death, or termination of employment other than on the last working day of a month, no payroll deduction shall be taken from any pay due or owing to him or her at such time. The balance in the participating employee’s account shall be paid to the employee, or, in the event of death, to his or her surviving spouse, or if none to the participating employee’s surviving children in equal shares, or if none to the participating employee’s parents, or if none to the participating employee’s estate.

14.  RIGHTS NOT TRANSFERABLE.

Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only.

15.  APPLICATION OF FUNDS.

Funds received or held by the Corporation under this Plan may be used for any corporate purpose.

16.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE STOCK.

In the event of a “split” of outstanding Shares, the payment of a stock dividend or a consolidation of Shares, the number of Shares reserved or authorized to be reserved under this Plan, the maximum number of Shares available for purchase under the Plan as provided in Section 8, and the Shares covered by outstanding grants to participating employees, shall be adjusted proportionately, and the Purchase Price for each participant shall be adjusted proportionately, and such other adjustment shall be made as may be deemed equitable by the Board. In the event of any other change affecting the Corporation’s Common Stock, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.

17.  AMENDMENT OF THE PLAN.

The Board may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan’s qualifications under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, any such amendment shall be subject to stockholder approval.

18.  TERMINATION OF THE PLAN.

This Plan and all rights of employees under any Offering hereunder shall terminate:

(a) on the day that participating employees become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares so purchasable is greater than the Shares available, Shares shall be allocated on a pro rata basis among such participating employees; or

(b) at any time, at the discretion of the Board.

No Offering hereunder shall be made under which the Offering Period shall extend beyond March 9, 2014. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

19.  ADMINISTRATION.

The Plan will be administered by the Compensation Committee of the Board (the “Committee”) or its authorized delegate. The Committee will have authority to make rules and regulations for the administration of the Plan. Its interpretations and decisions with regard thereto shall be final and conclusive.

20.  GOVERNMENTAL REGULATIONS.

The Corporation’s obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the 551 5TH AVENUE instructions to obtain your records and to create an electronic voting instruction SUITE 300 form. NEW YORK, NY 10176 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M18345-P87506 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ABM INDUSTRIES INCORPORATED For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you number(s) of the nominee(s) on the line below. vote FOR the following: Vote on Directors 0 0 0 1. ELECTION OF DIRECTORS Nominees: 01) Luke S. Helms 02) Henry L. Kotkins, Jr. 03) William W. Steele Vote on Proposals For Against Abstain The Board of Directors recommends you vote FOR the following proposal(s): 2. Proposal to ratify the selection of KPMG LLP as ABM Industries Incorporated’s independent registered public accounting firm for 0 0 0 fiscal year 2010. 3. Proposal to approve the amendment of the 2004 Employee Stock Purchase Plan. 0 0 0 4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2009 and the Annual Report are available at www.proxyvote.com. M18346-P87506 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 2, 2010 The undersigned hereby appoints Linda Chavez, Anthony G. Fernandes, and Maryellen C. Herringer, and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ABM to be held on March 2, 2010, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE